                           EXHIBIT 4.3
                           -----------

                      ARGOSY GAMING COMPANY,

                             Issuer,

                               and

                   THE GUARANTORS NAMED HEREIN

                               and

                 FIRST NATIONAL BANK OF COMMERCE,

                             Trustee



                         ________________




                            INDENTURE



                     Dated as of June 5, 1996




                         ________________



                           $235,000,000


                13 1/4% First Mortgage Notes due 2004

                      CROSS-REFERENCE TABLE

  TIA                                             Indenture
Section                                            Section
- -------                                            -------
310(a)(1) . . . . . . . . . . . . . . . . . . . . .  8.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . .  8.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . . . .  8.10
   (b)    . . . . . . . . . . . . . . . . . . . . .  8.8;
          . . . . . . . . . . . . . . . . . . . . .  8.10;
          . . . . . . . . . . . . . . . . . . . . .  14.2
   (c)    . . . . . . . . . . . . . . . . . . . . .  N.A.
311(a)    . . . . . . . . . . . . . . . . . . . . .  8.11
   (b)    . . . . . . . . . . . . . . . . . . . . .  8.11
   (c)    . . . . . . . . . . . . . . . . . . . . .  N.A.
312(a)    . . . . . . . . . . . . . . . . . . . . .  2.5
   (b)    . . . . . . . . . . . . . . . . . . . . .  14.3
   (c)    . . . . . . . . . . . . . . . . . . . . .  14.3
313(a)    . . . . . . . . . . . . . . . . . . . . .  8.6
   (b)(1) . . . . . . . . . . . . . . . . . . . . .  N.A.
   (b)(2) . . . . . . . . . . . . . . . . . . . . .  8.6
   (c)    . . . . . . . . . . . . . . . . . . . . .  8.6;
          . . . . . . . . . . . . . . . . . . . . .  14.2
   (d)    . . . . . . . . . . . . . . . . . . . . .  8.6
314(a)    . . . . . . . . . . . . . . . . . . . . .  5.8;
          . . . . . . . . . . . . . . . . . . . . .  5.7
     (b)  . . . . . . . . . . . . . . . . . . . . .  4.2
   (c)(1) . . . . . . . . . . . . . . . . . . . . .  2.2;
          . . . . . . . . . . . . . . . . . . . . .  8.2;
          . . . . . . . . . . . . . . . . . . . . .  14.4
   (c)(2) . . . . . . . . . . . . . . . . . . . . .  8.2;
          . . . . . . . . . . . . . . . . . . . . .  14.4
   (c)(3) . . . . . . . . . . . . . . . . . . . . .  4.1
   (d)    . . . . . . . . . . . . . . . . . . . . .  4.1
   (e)    . . . . . . . . . . . . . . . . . . . . .  14.5
   (f)    . . . . . . . . . . . . . . . . . . . . .  N.A.
315(a)    . . . . . . . . . . . . . . . . . . . . .  8.1(b)
   (b)    . . . . . . . . . . . . . . . . . . . . .  8.5;
          . . . . . . . . . . . . . . . . . . . . .  8.6;
          . . . . . . . . . . . . . . . . . . . . .  14.2
   (c)    . . . . . . . . . . . . . . . . . . . . .  8.1(a)
   (d)    . . . . . . . . . . . . . . . . . . . . .  8.2;
          . . . . . . . . . . . . . . . . . . . . .  7.11;
          . . . . . . . . . . . . . . . . . . . . .  8.1(c)
   (e)    . . . . . . . . . . . . . . . . . . . . .  7.14
316(a)(last sentence) . . . . . . . . . . . . . . .  2.9
   (a)(1)(A)    . . . . . . . . . . . . . . . . . .  7.11
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . .  7.12
   (a)(2) . . . . . . . . . . . . . . . . . . . . .  N.A.
   (b)    . . . . . . . . . . . . . . . . . . . . .  7.12;

          . . . . . . . . . . . . . . . . . . . . .  7.8
317(a)(1) . . . . . . . . . . . . . . . . . . . . .  7.3
   (a)(2) . . . . . . . . . . . . . . . . . . . . .  7.4
   (b)    . . . . . . . . . . . . . . . . . . . . .  2.4
318(a)    . . . . . . . . . . . . . . . . . . . . .  14.1

- --------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                        TABLE OF CONTENTS

                                                             Page
                                                             ----
                            ARTICLE I
            DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions . . . . . . .    1
Section 1.2    Incorporation by Reference
                of TIA . . . . . . . . .   25
Section 1.3    Rules of Construction . .   26

        ARTICLE II
      THE SECURITIES

Section 2.1    Form and Dating . . . . .   26
Section 2.2    Execution and
                Authentication . . . . .   27
Section 2.3    Registrar and Paying Agent  28
Section 2.4    Paying Agent to Hold
                Assets in Trust  . . . .   28
Section 2.5    Securityholder Lists. . .   29
Section 2.6    Transfer and Exchange . .   29
Section 2.7    Replacement Securities. .   37
Section 2.8    Outstanding Securities. .   37
Section 2.9    Treasury Securities . . .   38
Section 2.10   Temporary Securities. . .   38
Section 2.11   Cancellation. . . . . . .   38
Section 2.12   Defaulted Interest. . . .   38

       ARTICLE III
        REDEMPTION

Section 3.1    Right of Redemption . . .   39
Section 3.2    Redemption Pursuant to
                Gaming Laws  . . . . . .   39
Section 3.3    Notices to Trustee. . . .   40
Section 3.4    Selection of Securities
                to Be Redeemed . . . . .   40
Section 3.5    Notice of Redemption. . .   40
Section 3.6    Effect of Notice of
                Redemption . . . . . . .   42
Section 3.7    Deposit of Redemption
                Price  . . . . . . . . .   42
Section 3.8    Securities Redeemed in
                Part . . . . . . . . . .   43

        ARTICLE IV
         SECURITY

Section 4.1    Security Interest . . . .   43
Section 4.2    Recording; Opinions of
                Counsel  . . . . . . . .   43
Section 4.3    Disposition of Certain
                Collateral . . . . . . .   44
Section 4.4    Collateral Account. . . .   46
Section 4.5    Certain Releases of
                Collateral . . . . . . .   48
Section 4.6    Payment of Expenses . . .   49
Section 4.7    Suits to Protect the
                Collateral . . . . . . .   49
Section 4.8    Trustee's Duties. . . . .   50

        ARTICLE V
        COVENANTS                          Page

Section 5.1    Payment of Securities . .   50
Section 5.2    Maintenance of Office
                or Agency  . . . . . . .   51
Section 5.3    Limitation on Restricted
                Payments . . . . . . . .   51
Section 5.4    Corporate Existence . . .   52
Section 5.5    Payment of Taxes and
                Other Claims . . . . . .   53
Section 5.6    Maintenance of Insurance.   53
Section 5.7    Compliance Certificate;
                Notice of Default  . . .   54
Section 5.8    Reports . . . . . . . . .   54
Section 5.9    Waiver of Stay,
                Extension or Usury
                Laws . . . . . . . . . .   55
Section 5.10   Limitation on Transactions
                with Affiliates  . . . .   55
Section 5.11   Limitation on Incurrence
                of Additional
                Indebtedness and
                Disqualified Capital
                Stock. . . . . . . . . .   56
Section 5.12   Limitation on Dividends
                and Other Payment
                Restrictions Affecting
                Subsidiaries . . . . . .   58
Section 5.13   Limitation on Liens
                Securing Indebtedness  .   59
Section 5.14   Limitation on Sale of
                Assets and   Subsidiary
                Stock  . . . . . . . . .   59
Section 5.15   Limitation on Use of
                Proceeds . . . . . . . .   64
Section 5.16   Repurchase of Notes on
                Certain Project Delays .   65
Section 5.17   Repurchase of Notes in
                Connection with Sale of
                Lawrenceburg Interest. .   67
Section 5.18   Repurchase of Notes in
                Connection with Repayment
                of Lawrenceburg
                Investment . . . . . . .   70
Section 5.19   Repurchase of Notes on
                Loss of Material
                Casino . . . . . . . . .   74
Section 5.20   Limitation on Activities
                of The Indiana Gaming
                Company and Indiana
                Gaming L.P.  . . . . . .   76
Section 5.21   Limitation on Lines of
                Business . . . . . . . .   77
Section 5.22   Limitation on Status as
                Investment Company . . .   77
Section 5.23   Future Subsidiary
                Guarantors . . . . . . .   77
Section 5.24   Rule 144A Information
                Requirement  . . . . . .   78

        ARTICLE VI
  SUCCESSOR CORPORATION

Section 6.1    Limitation on Merger, Sale
                or Consolidation . . . .  78
Section 6.2    Successor Corporation
                Substituted  . . . . . .  79

                           ARTICLE VII                 Page
                  EVENTS OF DEFAULT AND REMEDIES

Section 7.1    Events of Default . . . .   80
Section 7.2    Acceleration of Maturity
                Date; Rescission and
                Annulment  . . . . . . .   82
Section 7.3    Collection of
                Indebtedness and Suits
                for Enforcement by
                Trustee  . . . . . . . .   83
Section 7.4    Trustee May File Proofs
                of Claim . . . . . . . .   84
Section 7.5    Trustee May Enforce
                Claims Without
                Possession of
                Securities . . . . . . .   85
Section 7.6    Priorities. . . . . . . .   85
Section 7.7    Limitation on Suits . . .   85
Section 7.8    Unconditional Right of
                Holders to Receive
                Principal, Premium and
                Interest . . . . . . . .   86
Section 7.9    Rights and Remedies
                Cumulative   . . . . . .   87
Section 7.10   Delay or Omission
                Not Waiver . . . . . . .   87
Section 7.11   Control by Holders. . . .   87
Section 7.12   Waiver of Past Default. .   88
Section 7.13   Undertaking for Costs . .   88
Section 7.14   Restoration of Rights
                and Remedies . . . . . .   89

                           ARTICLE VIII
                             TRUSTEE

Section 8.1    Duties of Trustee . . . .   89
Section 8.2    Rights of Trustee . . . .   91
Section 8.3    Individual Rights of
                Trustee  . . . . . . . .   92
Section 8.4    Trustee's Disclaimer. . .   92
Section 8.5    Notice of Default . . . .   92
Section 8.6    Reports by Trustee to
                Holders  . . . . . . . .   93
Section 8.7    Compensation and
                Indemnity  . . . . . . .   93
Section 8.8    Replacement of Trustee. .   94
Section 8.9    Successor Trustee by
                Merger, Etc. . . . . . .   95
Section 8.10   Eligibility;
                Disqualification . . . .   95
Section 8.11   Preferential Collection
                of Claims against
                Company  . . . . . . . .   95

                            ARTICLE IX
             LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.1    Option to Effect Legal
                Defeasance or
                Covenant Defeasance  . .   96
Section 9.2    Legal Defeasance and
                Discharge  . . . . . . .   96
Section 9.3    Covenant Defeasance . . .   96
Section 9.4    Conditions to Legal or
                Covenant Defeasance  . .   97
Section 9.5    Deposited Cash and U.S.
                Government Obligations
                to Be Held in Trust;
                Other Miscellaneous
               Provisions  . . . . . . .  100

Section 9.6    Repayment to Issuers  . .  101
Section 9.7    Reinstatement . . . . . .  101
Section 9.8    Termination of
                Obligations upon
                Cancellation of the
                Securities . . . . . . .  101

                           ARTICLE X
               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1   Supplemental Indentures
                Without Consent of
                Holders  . . . . . . . .  102
Section 10.2   Amendments, Supplemental
                Indentures and Waivers
                with Consent of
                Holders  . . . . . . . .  103
Section 10.3   Compliance with TIA . . .  105
Section 10.4   Revocation and Effect
                of Consents  . . . . . .  105
Section 10.5   Notation on or Exchange
                of Securities  . . . . .  106
Section 10.6   Trustee to Sign
                Amendments, Etc. . . . .  106

                          ARTICLE XI
                  MEETINGS OF SECURITYHOLDERS

Section 11.1   Purposes for Which
                Meetings May Be
                Called . . . . . . . . .  107
Section 11.2   Manner of Calling
                Meetings . . . . . . . .  107
Section 11.3   Call of Meetings by
                Company or Holders . . .  108
Section 11.4   Who May Attend and Vote
                at Meetings  . . . . . .  108
Section 11.5   Regulations May Be
                Made by Trustee;
                Conduct of the
                Meeting; Voting Rights;
                Adjournment  . . . . . .  108
Section 11.6   Voting at the Meeting
                and Record to Be Kept. .  109
Section 11.7   Exercise of Rights of
                Trustee or
                Securityholders
                May Not Be Hindered or
                Delayed by Call
                of Meeting . . . . . . .  110

                          ARTICLE XII
                   RIGHT TO REQUIRE REPURCHASE

Section 12.1   Repurchase of Securities
                at Option of the Holder
                upon Change of Control. . 110

                           ARTICLE XIII
                            GUARANTEE

Section 13.1   Guarantee . . . . . . . .  113
Section 13.2   Execution and Delivery
                of Guarantee . . . . . .  115
Section 13.3   Certain Bankruptcy
                Events . . . . . . . . .  115
Section 13.4   Release of Guarantee. . .  115
Section 13.5   Future Guarantors . . . .  116

                           ARTICLE XIV
                          MISCELLANEOUS

Section 14.1   TIA Controls  . . . . . .  116
Section 14.2   Notices . . . . . . . . .  116
Section 14.3   Communications by Holders
                with Other Holders . . .  117
Section 14.4   Certificate and Opinion
                as to Conditions
                Precedent  . . . . . . .  118
Section 14.5   Statements Required in
                Certificate or Opinion .  118
Section 14.6   Rules by Trustee, Paying
                Agent, Registrar . . . .  119
Section 14.7   Legal Holidays. . . . . .  119
Section 14.8   Governing Law . . . . . .  119
Section 14.9   No Adverse Interpretation
                of Other Agreements  . .  119
Section 14.10  No Recourse against
                Others . . . . . . . . .  120
Section 14.11  Successors. . . . . . . .  120
Section 14.12  Duplicate Originals . . .  120
Section 14.13  Severability. . . . . . .  120
Section 14.14  Table of Contents,
                Headings, Etc. . . . . .  120

                                                                Page
                                                                ----
                             EXHIBITS

Exhibit A -              Form of Note
Exhibit B -              Form of Guarantee
Exhibit C-1 and C-2 -    Forms of Deed of Trust
Exhibit D -              Form of Parent Pledge Agreement
Exhibit E -              Form of Subsidiary Pledge Agreement
Exhibit F -              Form of Ship Mortgage
Exhibit G -              Form of Parent Security Agreement
Exhibit H -              Form of Subsidiary Security Agreement
Exhibit I -              Form of Intercreditor Agreement
Exhibit J -              Specified Indebtedness
Exhibit K -              Specified Parcels

          INDENTURE, dated as of June 5, 1996, among Argosy
Gaming Company, a Delaware corporation (the "Company"), the
Guarantors referred to below and First National Bank of Commerce, as Trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 13 1/4% First Mortgage Notes due 2004, whether Original Notes (as defined below) or Series B Notes (as defined below):

                            ARTICLE I

            DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1  DEFINITIONS.

          "ACCELERATION NOTICE" shall have the meaning specified in Section 7.2.

          "ACCEPTANCE AMOUNT" shall have the meaning specified in
Section 5.14.

          "ACCUMULATED AMOUNT" shall have the meaning specified in Section 5.14.

          "ACQUIRED INDEBTEDNESS" means, with respect to any person, (i) Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries or (ii) Indebtedness encumbering any asset acquired by such person. Acquired Indebtedness shall be deemed to have been incurred at the time such person becomes a Subsidiary of the Company (including upon the designation of a subsidiary or any other person as a Subsidiary) or is merged or consolidated into or with the Company or one of its Subsidiaries or the time of the Acquisition of such assets.

          "ACQUISITION" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "AFFILIATE" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermedi-aries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting power of a person (on a fully diluted basis) or of warrants or other rights to acquire shares of such class of Capital Stock (whether or not presently exercisable).

          "AFFILIATE TRANSACTION" shall have the meaning speci-fied in Section 5.10.

          "AGENT" means any Registrar, Paying Agent or co-Regis-trar.

          "ASSET SALE" shall have the meaning specified in
Section 5.14.

          "ASSET SALE OFFER" shall have the meaning specified in
Section 5.14.

          "ASSET SALE OFFER AMOUNT" shall have the meaning specified in Section 5.14.

          "ASSET SALE OFFER PRICE" shall have the meaning speci-fied in Section 5.14.

          "ASSET SALE PURCHASE DATE" shall have the meaning specified in Section 5.14.

          "AVERAGE LIFE TO STATED MATURITY" means, as of the date of determination, with respect to any indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "BOARD OF DIRECTORS" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Direc-tors of such person.

          "BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institu-tions in New York, New York are authorized or obligated by law or executive order to close.

          "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, rights to purchase (other than con-vertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock or equity issued by that person.

          "CAPITALIZED LEASE OBLIGATION" means obligations under a lease, entered into on or after the Issue Date, that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

          "CASH" or "CASH" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

          "CASH COLLATERAL" means Cash that is Collateral for the Securities under the Security documents.

          "CASH COLLATERAL ACCOUNT" means any of the separate custodial account or accounts (including the Net Cash Proceeds Account, the Construction Account and Working Capital Account) established and maintained by the Company in the name of the Trustee or the Disbursement Agent for the benefit of the Holders pursuant to Section 4.4 or the terms of the Cash Collateral and Disbursement Agreement, respectively.

          "CASH COLLATERAL AND DISBURSEMENT AGREEMENT" means the Cash Collateral and Disbursement Agreement, dated as of the Issue Date, among the Company, the Guarantors, the Trustee, and the Disbursement Agent, as the same may be amended from time to time in accordance with the terms thereof.

          "CASINO IMPROVEMENTS" means the acquisition of, or development and construction of, any addition to or expansion of the Company's Riverside, Alton, Sioux City or Baton Rouge proper-ties in connection with any expansion of casino floor space, and any addition to or expansion of any gaming, hotel, parking, dining, entertainment, retail, promotional, storage, patron services, transportation or similar facilities related thereto, in each case, after the date of this Indenture.

          "CHANGE OF CONTROL" means (i) any merger or consolida-tion of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applica-ble, of the transferee or surviving entity, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office. For purposes of this definition, (i) the terms "person" and "group" shall have the meaning used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

          "CHANGE OF CONTROL OFFER" shall have the meaning specified in Section 12.1.

          "CHANGE OF CONTROL PURCHASE PRICE" shall have the meaning specified in Section 12.1.

          "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning specified in Section 12.1.

          "COLLATERAL" means the Property and assets of the Company and the Property and assets of the Guarantors which are subject to the Liens created by the Security Documents.

          "COMPANY" means the party named as such in this Inden-ture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

          "CONSOLIDATED COVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of during the Reference Period, to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consoli-dated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transac-tions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Refer-ence Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebt-edness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obliga-tion (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization ex-pense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary, (iii) Consolidated Fixed Charges, and
(iv) with respect to the Company, all cash distributions made by The Indiana Gaming Company to the Company or another Guarantor, except for payments in the nature of management fees, interest income or preferred dividends from Indiana Gaming L.P.

          "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and deter-mined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest pay-ments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of divi-dends accrued or payable by such person or any of its Consoli-dated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's whol-ly owned Subsidiaries). For purposes of this definition,
(x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense at-tributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attrib-utable to the Indebtedness guaranteed.

          "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to ex-clude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accor-dance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) any gains (but not losses) from currency ex-change transactions, (c) the net income, if positive, of any per-son, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an in-terest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (d) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (e) cash distributions from Indiana Gaming L.P. and the net income of The Indiana Gaming Company, except for net income in the nature of management fees, interest income or preferred dividends actually paid to the Company or a Guarantor other than The Indiana Gaming Company, so long as Indiana Gaming L.P. is an Unrestricted Subsidiary, (f) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the decla-ration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, PROVIDED, HOWEVER, that statutory or regulatory requirements of Gaming Authority approval prior to distribution shall not be considered such a limitation and (g) any noncash extraordinary charge relating to the repayment of the Existing Bank Credit Facility.

          "CONSOLIDATED NET WORTH" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calcu-lating such equity) (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, and (c) all investments in Subsid-iaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

          "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP. So long as Indiana Gaming L.P. is an Unrestricted Subsidiary, the results of operation of Indiana Gaming L.P. shall not be included in the calculation of Consolidated Net Income of the Company, other than management fees, interest income and preferred divi-dends paid to the Company or a Guarantor other than The Indiana Gaming Company.

          "CONVERTIBLE NOTES" means the Company's 12% Convertible
Subordinated Notes due 2001.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy
Law.

          "DEEDS OF TRUST" means, collectively, (i) that certain Deed of Trust, Assignments of Rents, Leases and Security Agree-ments substantially in the form of Exhibit C-1 dated as of the Issue Date, executed by each of Argosy Gaming Company, and (ii) that certain Mortgage and Fixture Filing of Jazz Enterprises, Inc. to secure present and future indebtedness, Assignment of Leases and Rents and Security Agreement substantially in the form of Exhibit C-2 dated as of the Issue Date, executed by each of Jazz Enterprises, Inc. and Catfish Queen Partnership in Commen-dam, each in favor of the Trustee as Trustee for the Securityholders, as the same may be amended from time to time.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DEFINITIVE SECURITIES" means Securities that are in the form of the Note attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

          "DEPOSITORY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Inden-ture, and, thereafter, "Depository" shall mean or include such successor.

          "DISBURSEMENT AGENT" shall have the meaning specified in Section 4.4.

          "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in (b), with respect to any person, Capital Stock of such person, that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

          "EVENT OF DEFAULT" shall have the meaning specified in
Section 7.1.

          "EVENT OF LOSS" means, with respect to any property or asset or any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "EXCHANGE OFFER" means the offer by the Company and the Guarantors to exchange the Series B Notes and Guarantees thereof for the Original Notes and Guarantees thereof made pursuant to the Registration Rights Agreement.

          "EXCLUDED PERSONS" means J. Thomas Long and William F.
Cellini, each of such person's immediate family or a trust or similar entity existing solely for the benefit of such person or such person's immediate family.

          "EXISTING BANK CREDIT AGREEMENT" means the Credit
Agreement, dated March 8, 1995, among the Company, Bank of
America Illinois, as Agent, and the other financial institutions party thereto.

          "FF&E INDEBTEDNESS" means any Indebtedness of the Company and its Subsidiaries and Indiana Gaming L.P. to any seller or other person incurred to finance any gaming or gaming related fixtures, furniture or equipment which, in the reasonable good faith judgment of the Board of Directors of the Company or the general partner of Indiana Gaming L.P., is incurred for a Material Casino, is directly related to a Related Business and is secured only by the assets so financed.

          "GAAP" means United States generally accepted account-ing principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other state-ments by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

          "GAMING AUTHORITY" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

          "GAMING JURISDICTION" means any Federal, state or local jurisdiction in which any entity in which the Company has a direct or indirect beneficial, legal or voting interest conducts casino gaming.

          "GAMING LAW" means any law, rule, regulation or ordi-nance governing gaming activities, any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

          "GAMING LICENSES" means every license, material fran-chise or other authorization on the date of the Indenture or thereafter required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming in any state or jurisdiction in which the Company or any of the Guarantors conduct business, and any applicable liquor licenses.

          "GLOBAL SECURITY" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

          "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in exis-tence, or any officer or official thereof, and any maritime authority.

          "GUARANTORS" means Alton Gaming Company, The Missouri Gaming Company, The St. Louis Gaming Company, Iowa Gaming Compa-ny, Jazz Enterprises, Inc., Argosy of Louisiana, Inc., Catfish Queen Partnership in Commendam and The Indiana Gaming Company and any future newly created, acquired or designated Subsidiary of the Company.

          "GUARANTEE" shall have the meaning provided in Section
13.1(a).

          "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

          "INCUR" shall have the meaning specified in Section
5.11.

          "INCURRENCE DATE" shall have the meaning specified in
Section 5.11.

          "INDEBTEDNESS" of any person means, without duplica-tion, (a) all liabilities and obligations, contingent or other-wise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) represent-ing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute accrued expenses or trade payables to trade creditors in the ordinary course of business that are not more than ninety (90) days past their original due date unless being contested in good faith,
(iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relat-ing to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c) or this clause (d), whether or not between or among the same parties, provided that, in calcu-lating Indebtedness of the Company and its Consolidated Subsid-iaries, Indebtedness of Indiana Gaming L.P. attributable to The Indiana Gaming Company solely because of its legal status as general partner of Indiana Gaming L.P. shall not be deemed such Indebtedness.

          "INDENTURE" means this Indenture, as amended or supple-mented from time to time in accordance with the terms hereof.

          "INDENTURE OBLIGATIONS" means the obligations of the Company and the Guarantors pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securi-ties) now or hereafter existing, to pay principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Securities when due and payable, whether on the Maturity Date or an Interest Payment Date, by acceleration, call for redemp-tion, acceptance of any Asset Sale Offer, Change of Control Offer, License Loss Offer, Lawrenceburg Sale Offer, Project Delay Offer, Lawrenceburg Investment Offer, or otherwise, and interest on the overdue principal and premium, if any, of, and (to the extent lawful) interest (and Liquidated Damages), if any, on, the Securities and all other amounts due or to become due in connec-tion with this Indenture, the Securities and the Security Docu-ments, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company (and any other obligor hereunder or under the Securities) and the Guarantors, including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realiza-tion upon the Collateral or the security of any Security Docu-ment.

          "INDIANA GAMING L.P." means the Indiana Gaming Company,
L.P. or any successor acquired to develop the proposed casino in Lawrenceburg, Indiana.

          "INITIAL PURCHASERS" means Bear, Stearns & Co. Inc.,
Donaldson, Lufkin & Jenrette Securities Corporation, BA Securi-ties, Inc. and Deutsche Morgan Grenfell.

          "INSURANCE PROCEEDS" means the Company's and the Guarantors' interest in and to (a) all proceeds which now or hereafter may be paid under any insurance policies now or hereaf-ter obtained by or on behalf of the Company and the Guarantors in connection with the conversion of the Property subject to the Security Documents into Cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property, (b) proceeds of any condemnation proceedings and (c) all amounts attributable to Events of Loss.

          "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

          "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notion-al amount.

          "INVESTMENT" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisi-tion; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding (a) accounts receivable or deposits arising in the ordinary course of business and (b) advances, loans or other extensions of credit by the Company or any of its Subsidiaries to the Company or any Subsidiary of the Company); (c) other than guarantees of Indebt-edness of the Company to the extent permitted by Section 5.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebt-edness or other liability of such other person; (d) the making of any capital contribution by such person to such other person, other than to the Company or a wholly owned Subsidiary of the Company; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has thereto-fore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property trans-ferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

          "ISSUE DATE" means the date of first issuance of the Notes under the Indenture.

          "JUNIOR INDEBTEDNESS" means Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to the Notes or such Guarantor's guarantee of the Notes, as applicable, or has a scheduled installment of principal due, by maturity, redemption, sinking fund payment or otherwise after the Stated Maturity of the Notes, except that the amount payable to the former Jazz Enterprises, Inc. shareholders shall not be deemed Junior Indebtedness if repaid in full at a discount for an amount not to exceed $3 million.

          "LAWRENCEBURG CASINO" means the Company's proposed dockside or riverboat casino and related parking, hotel, restau-rant, bar and other entertainment facilities in Lawrenceburg, Dearborn County, Indiana.

          "LAWRENCEBURG INVESTMENT" means the total aggregate
Investment by the Company and the Guarantors in Indiana Gaming
L.P.

          "LAWRENCEBURG INVESTMENT ACCEPTANCE AMOUNT" shall have the meaning specified in Section 5.18.

          "LAWRENCEBURG INVESTMENT EVENT" shall have the meaning specified in Section 5.18.

          "LAWRENCEBURG INVESTMENT OFFER" shall have the meaning specified in Section 5.18.

          "LAWRENCEBURG INVESTMENT OFFER AMOUNT" shall have the meaning specified in Section 5.18.

          "LAWRENCEBURG INVESTMENT OFFER PRICE" shall have the meaning specified in Section 5.18.

          "LAWRENCEBURG INVESTMENT PURCHASE DATE" shall have the meaning specified in Section 5.18.

          "LAWRENCEBURG INVESTMENT RETURN" means the complete repayment to the Company and the Guarantors (other than The Indiana Gaming Company) of the Lawrenceburg Investment, without credit for management fees, interest income, preferred dividends or provision for taxes.

          "LAWRENCEBURG SALE" shall have the meaning specified in
Section 5.17.

          "LAWRENCEBURG SALE ACCEPTANCE AMOUNT" shall have the meaning specified in Section 5.17.

          "LAWRENCEBURG SALE OFFER" shall have the meaning speci-fied in Section 5.17.

          "LAWRENCEBURG SALE OFFER AMOUNT" shall have the meaning specified in Section 5.17.

          "LAWRENCEBURG SALE OFFER PRICE" shall have the meaning specified in Section 5.17.

          "LAWRENCEBURG SALE PURCHASE DATE" shall have the meaning specified in Section 5.17.

          "LEGAL HOLIDAY" shall have the meaning provided in
Section 14.7.

          "LICENSE LOSS" shall have the meaning specified in Sec-tion 5.19.

          "LICENSE LOSS OFFER" shall have the meaning specified in Section 5.19.

          "LICENSE LOSS OFFER AMOUNT" shall have the meaning specified in Section 5.19.

          "LICENSE LOSS OFFER PRICE" shall have the meaning specified in Section 5.19.

          "LICENSE LOSS PURCHASE DATE" shall have the meaning specified in Section 5.19.

          "LIEN" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agree-ment and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

          "LIQUIDATED DAMAGES" shall have the meaning specified in the Registration Rights Agreement.

          "MATERIAL CASINO" means any gaming establishment possessing at least 400 slot machines and at least 20 table games.

          "MATURITY DATE," when used with respect to any Securi-ty, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Purchase Date, an Asset Sale Purchase Date, a License Loss Purchase Date, a Lawrenceburg Sale Purchase Date, the Project Delay Purchase Date or the Lawrenceburg Investment Purchase Date or by declaration of accel-eration, call for redemption or otherwise.

          "MINIMUM ACCUMULATION DATE" shall have the meaning specified in Section 5.14.

          "NET CASH PROCEEDS" means the aggregate amount of cash received by the Company in the case of a sale of Qualified Capital Stock, by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss (including all Insurance Proceeds with respect thereto), by the Company and its Subsid-iaries in respect of a Lawrenceburg Sale and by Indiana Gaming L.P. in respect of a Property Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all pay-ments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, an Event of Loss, Lawrenceburg Sale, Property Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale, Lawrenceburg Sale, Property Sale or an Event of Loss only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale, Lawrenceburg Sale, Property Sale or an Event of Loss and, in the case of an Asset Sale, Property Sale or Event of Loss only, less the amounts required to be applied to the repayment of Indebted-ness secured by a Lien otherwise permitted herein on the asset or assets that were the subject of such event and which Indebtedness is required by its terms to be repaid on such event, and in the case of any Asset Sale, Property Sale or Lawrenceburg Sale only, less any reserve established by the Company or any of its Subsid-iaries in accordance with GAAP against any liabilities associated with such sale and retained by the Company or any of its Subsid-iaries, as the case may be, after such sale.

          "NET CASH PROCEEDS ACCOUNT" shall have the meaning as set forth in Section 4.4 hereof.

          "NOTES"  See "SECURITIES."

          "OFFERING MEMORANDUM" means the Offering Memorandum of the Company dated June 1, 1996 with respect to the Notes.

          "OFFER TO PURCHASE" means any Change of Control Offer,
Asset Sale Offer, License Loss Offer, Lawrenceburg Sale Offer,
Project Delay Offer or Lawrenceburg Investment Offer.

          "OFFER TO PURCHASE PRICE" means any Change of Control Purchase Price, Asset Sale Offer Price (including in connection with an Event of Loss), License Loss Offer Price, Lawrenceburg Sale Offer Price, Project Delay Offer Price or Lawrenceburg Investment Offer Price.

          "OFFICER" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the
Secretary or Assistant Secretary of the Company.

          "OFFICERS' CERTIFICATE" means, with respect to the Company or any Guarantor, a certificate signed by two Officers of the Company or such Guarantor and otherwise complying with the requirements of Sections 14.4 and 14.5.

          "OPINION OF COUNSEL" means a written opinion from legal counsel to the Company complying with the requirements of Sec-tions 14.4 and 14.5. Unless otherwise required by this Inden-ture, the counsel may be in-house counsel to the Company.

          "ORIGINAL NOTES" means the 13 1/4% First Mortgage Notes due 2004, as amended and supplemented from time to time in accor-dance with the terms hereof, that are issued pursuant to this Indenture.

          "PARENT PLEDGE AGREEMENT" means the Pledge Agreement, dated the date hereof, from the Company, as Pledgor, to the Trustee for the benefit of Holders, in substantially the form included as Exhibit D hereto, as the same may be amended from time to time in accordance with the terms thereof.

          "PARENT SECURITY AGREEMENT" means the Security Agree-ment, dated the Issue Date, substantially in the form of Exhibit G, executed by the Company, and the Trustee for the benefit of the Holders, as the same may be amended from time to time in accordance with the terms thereof.

          "PAYING AGENT" shall have the meaning specified in
Section 2.3.

          "PERMITTED ASSET SALE" shall have the meaning specified in Section 5.14.

          "PERMITTED INDEBTEDNESS" means any of the following:

               (a) The Company and the Guarantors may incur Indebtedness solely in respect of bankers acceptances and perfor-mance, appeal or bid bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others) in a principal amount not to exceed $10,000,000, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

               (b) The Company may incur Indebtedness to any Guarantor, and any Guarantor may incur Indebtedness to any other Guarantor or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor to no longer be a Subsidiary shall be an incurrence of Indebtedness; and

               (c) The Company may incur Indebtedness in the form of a guarantee of hotel construction in Baton Rouge in an amount not to exceed $5,000,000 and otherwise permitted under clause (s) of Section 5.3 hereof.

          "PERMITTED INVESTMENT" means (i) certificates of deposit and bank accounts with final maturities of one year or less issued by United States commercial banks having capital and surplus in excess of $100,000,000; (ii) commercial paper with a grade of no less than A1 or P1; (iii) direct obligations of the United States Government or a United States agency with a matu-rity of one year or less; and (iv) shares of money market mutual or similar funds having assets in excess of $500,000,000.

          "PERMITTED LIENS" means (i) Liens existing on the date of the Indenture as specifically identified in the Offering Memorandum or securing Indebtedness not to exceed $1,000,000 incurred to purchase gaming and/or office equipment; (ii) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, mate-rialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
(iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, govern-ment contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) easements, rights-of-way, restrictions, minor de-fects or irregularities in title and other similar charges or en-cumbrances not interfering in any material respect with the busi-ness of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(viii) judgment and attachment Liens not giving rise to an Event of Default; (ix) leases or subleases granted to others not inter-fering in any material respect with the business of the Company or any of its Subsidiaries; (x) any interest or title of a lessor in the property subject to any capital lease obligation or oper-ating lease; (xi) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xii) Liens securing any Indebtedness which became Indebtedness of the Company pur-suant to a transaction subject to the provisions of Section 6.1 hereof or which constitutes Acquired Indebtedness and which Liens were in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with, or in contemplation of, such transaction), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than property or assets acquired in such transaction; (xiii) Liens securing any assumption, guarantee or other liability which constitutes Ac-quired Indebtedness and which Liens were in existence at the time of such transaction (unless such assumption, guarantee or other liability was incurred or such Lien created in connection with, or in contemplation of, such person becoming a Subsidiary of the Company), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Com-pany other than the assets of such person; and (xiv) any renewal of or substitution for any Lien permitted by any of the preceding clauses, PROVIDED, HOWEVER, that the Indebtedness secured is not increased nor the Lien extended to any additional property.
Liens described under clauses (xii) and (xiii) above shall not be Permitted Liens in connection with an Acquisition which is funded in whole or in part with Collateral or the proceeds of the sale of Collateral or out of distributions made by Indiana Gaming L.P. up to the amount of the Lawrenceburg Investment.

          "PERSON" means any individual, limited liability compa-ny, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "PRINCIPAL" of any Indebtedness (including the Securi-ties) means the principal of such Indebtedness plus any applica-ble premium, if any, on such Indebtedness.

          "PROJECT DELAY" means (i) the failure of the Lawrenceburg Casino to commence operations on or prior to June 30, 1997 at either the temporary or the permanent location,
(ii) the expiration or suspension of Indiana Gaming L.P.'s certificate of suitability and the failure of the Indiana Gaming Commission to renew such certificate prior to the issuance of a riverboat owner's license, which failure continues for a period of 30 days from the date of such expiration or suspension,
(iii) the revocation or cancellation of Indiana Gaming L.P.'s certificate of suitability by the Indiana Gaming Commission, (iv) the denial of Indiana Gaming L.P.'s application for a permanent riverboat owner's license by the Indiana Gaming Commission, (v) a finding of unsuitability of Indiana Gaming L.P. by the Indiana Gaming Commission, (vi) the revocation or suspension of Indiana Gaming L.P.'s riverboat owner's license by the Indiana Gaming Commission which results in the loss of the legal right to operate the Lawrenceburg Casino, which loss continues for a period of 90 days or (vii) a finding of unsuitability of the Company or any of its subsidiaries by the Indiana Gaming Commis-sion.

          "PROJECT DELAY OFFER" shall have the meaning specified in Section 5.16.

          "PROJECT DELAY OFFER AMOUNT" shall have the meaning specified in Section 5.16.

          "PROJECT DELAY OFFER PRICE" shall have the meaning specified in Section 5.16.

          "PROJECT DELAY PURCHASE DATE" shall have the meaning specified in Section 5.16.

          "PROPERTY" or "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "QUALIFIED EXCHANGE" means (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock, (ii) any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness issued on or after the Issue Date or (iii) any exchange of Qualified Capital Stock for, or purchase with the Net Cash Proceeds of a concurrent sale of Qualified Capital Stock of, any equity interest in Indiana Gaming L.P. not owned by a Subsidiary of the Company or an Unrestricted Subsid-iary.

          "QUALIFIED GAMING VENTURE" means any person (other than Indiana Gaming L.P. and The Indiana Gaming Company) in which the Company owns an equity interest (a) which operates a Material Casino and any Related Business, (b) which pursuant to contract or otherwise gives the right to direct or manage the day-to-day operation of such Material Casino to the Company or a Subsidiary of the Company, and (c) which either (i) does not have any con-sensual restriction on its ability to pay dividends or make other distributions to or on behalf of, or to pay any obligations to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay any loans or advance to or on behalf of the Company or any Subsidiary, except for such exceptions generally contained in Section 5.12 or (ii) is operated pursuant to a management contract with the Company or one of its Subsid-iaries at a management fee of no less than 2% of net win.

          "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

          "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

          "REDEMPTION PRICE," when used with respect to any Secu-rity to be redeemed, means the redemption price for such redemp-tion set forth in Paragraph 5 in the form of Security, which shall include in each case accrued and unpaid interest with respect to such Security to the applicable Redemption Date.


          "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

          "REFINANCING INDEBTEDNESS" means Indebtedness or Dis-qualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substan-tially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or
(b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "REFINANCING"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced plus the amount of any premium paid in connection with such refinancing in accordance with the terms of documents governing the Indebtedness being refinanced and reasonable and customary fees and expenses incurred in connection with the Refinancing or (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing plus the amount of any premium paid in connec-tion with such refinancing in accordance with the terms of documents governing the Indebtedness being refinanced and reason-able and customary fees and expenses incurred in connection with the Refinancing; provided that (A) any Refinancing Indebtedness incurred by any Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disquali-fied Capital Stock to be so refinanced at the time of such Refinancing (or, if such Refinancing Indebtedness relates to the Convertible Notes, shorter than the Notes) and (y) in all re-spects, be no less subordinated or junior, if applicable, to the rights of the Holders than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebted-ness shall have a final stated maturity no earlier than the final stated maturity of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity (or, if such Refinancing Indebtedness relates to the Convertible Notes, no earlier than the Stated Maturity).

          "REGISTRAR" shall have the meaning specified in Sec-tion 2.3.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration
Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, dated as of the Issue Date.

          "RELATED BUSINESS" means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing or operating lodging facilities, sports or entertainment facili-ties, retail facilities, restaurants, night clubs, transportation and communications services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business.

          "RESTRICTED PAYMENT" means, with respect to any person,
(a) the declaration or payment of any dividend or other distribu-tion in respect of Capital Stock of such person or any parent or Subsidiary of such person, (b) any payment on account of the pur-chase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Junior Indebtedness, directly or indi-rectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Investment by such person, other than a Permitted Investment; provided, however, that the term "RESTRICTED PAYMENT" does not include (i) any dividend, distribu-tion or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capi-tal Stock of such issuer; or (ii) any dividend, distribution or other payment to the Company, or to any of its wholly owned Sub-sidiaries, by any of its Subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES" or "NOTES" means, prior to the Exchange Offer, the Original Notes, and after the Exchange Offer, the Original Notes (if any) and the Series B Notes, in each case as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "SECURITY DOCUMENTS" mean the Deeds of Trust, the Cash
Collateral and Disbursement Agreement, the Ship Mortgages, the
Parent Pledge Agreement, the Subsidiary Pledge Agreements, the

Parent Security Agreement and the Subsidiary Security Agreements and any other agreement purporting to convey to the Trustee for the benefit of Holders, a security interest in Property pursuant to the requirements of this Indenture executed by the Company and the Guarantors in favor of the Trustee for the benefit of the Securityholders, as the same may be amended from time to time.

          "SECURITY INTERESTS" means the Lien on the Collateral created by the Security Documents in favor of the Trustee for the benefit of the Holders.

          "SECURITYHOLDER"  See "HOLDER."

          "SERIES B NOTES" means the Series B 13 1/4% First Mortgage Notes due 2004, in substantially the form set forth on the Form of Note set forth as Exhibit A hereto, to be issued pursuant to this Indenture in connection with the offer to exchange Series B Notes for Original Notes that may be made by the Company pursuant to the Registration Rights Agreement.

          "SHIP MORTGAGES" means the first preferred ship mort-gages substantially in the form of EXHIBIT F, dated as of the Issue Date, by each of Iowa Gaming Company, Alton Gaming Company, Missouri Gaming Company and Catfish Queen Partnership in Commen-dam, in favor of the Trustee.

          "SIGNIFICANT SUBSIDIARY" means at the time of determi-nation, any Subsidiary of the Company that (a) accounted for more than 10% of the consolidated net income of the Company for the most recently completed fiscal year of the Company or (b) was the owner of more than 10% of the consolidated assets of the Company as of the end of such fiscal year, all as shown on the consoli-dated financial statements of the Company for such fiscal year.

          "SPECIFIED PARCELS" means either of the two parcels of real estate at the Riverside or Baton Rouge properties as de-scribed in the legal descriptions attached hereto as EXHIBIT K.

          "STATED MATURITY," when used with respect to any Note, means June 1, 2004.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to the Notes or such Guarantor's Guarantee, as applicable, in all respects and has no scheduled installment of principal due, by maturity, redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

          "SUBSIDIARY," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsid-iaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest or (iii) a part-nership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, no Unrestricted Subsidiary shall be considered a Subsidiary of the Company or of any Subsidiary of the Company.

          "SUBSIDIARY PLEDGE AGREEMENTS" means the several Pledge Agreements, dated the date hereof, from the Guarantors, as Pledgors, to the Trustee for the benefit of the Holders, in substantially the form included hereto as EXHIBIT E hereto, as the same may be amended from time to time in accordance with the terms hereof.

          "SUBSIDIARY SECURITY AGREEMENTS" means the several Security Agreements, dated the date hereof, executed by each of the Guarantors and the Trustee for the benefit of the Holders, in substantially the form included hereto as EXHIBIT H hereto, as the same may be amended from time to time in accordance with the terms hereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code -section--section- 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

          "TRANSFER RESTRICTED SECURITIES" means Securities that bear or are required to bear the legend set forth in Section 2.6.

          "TRUSTEE" means the party named as such in this Inden-ture until a successor replaces it in accordance with the provi-sions of this Indenture and thereafter means such successor.

          "TRUST OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee includ-ing any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "UNRESTRICTED SUBSIDIARY" means any direct or indirect subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that shall be designated an

Unrestricted Subsidiary by the Board of Directors of the Company; PROVIDED that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business and (ii) neither immediately prior thereto nor after giving PRO FORMA effect to such designation would there exist a Default or Event of Default. The Board of Directors of the Company may designate any Unrestricted Subsid-iary to be a Subsidiary, PROVIDED that (i) no Default or Event of Default is existing or will occur as a consequence thereof and
(ii) immediately after giving effect to such designation, on a PRO FORMA basis, the Company could incur at least $1.00 of In-debtedness pursuant to paragraph (a) of Section 5.11. Each such designation shall be evidenced by filing with the Trustee a cer-tified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Indiana Gaming L.P. and Iowa Development Corporation shall initially be designated Unre-stricted Subsidiaries. Notwithstanding anything herein to the contrary, no subsidiary of the Company with an interest in Indi-ana Gaming L.P. may become an Unrestricted Subsidiary.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "WHOLLY OWNED" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a partner-ship, limited liability company or similar entity, a Subsidiary whose capital stock or other equity interests are 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a partnership, limited liability company or similar entity, a Subsidiary whose capital stock or other equity interests are 100% beneficially owned by such person.

          Section 2  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          Section 3  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

                    (i)  a term has the meaning assigned to
     it;

                    (ii)  an accounting term not otherwise
     defined has the meaning assigned to it in accordance with GAAP;

                    (iii)  "OR" is not exclusive;

                    (iv)  words in the singular include the
     plural, and words in the plural include the singular;

                    (v)  provisions apply to successive
     events and transactions;

                    (vi)  "HEREIN," "HEREOF" and other words
     of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                    (vii)  references to Sections or Arti-
     cles means reference to such Section or Article in this Indenture, unless stated otherwise.


                            ARTICLE II

                          THE SECURITIES

          Section 1  FORM AND DATING.

          The Securities and the Trustee's certificate of authen-tication, in respect thereof, shall be substantially in the form of EXHIBIT A hereto which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorse-ment on them. Any such notations, legends or endorsements not contained in the form of Security attached as EXHIBIT A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Inden-ture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate Original Notes for original issue in the aggregate principal amount of up to $- 235,000,000 and shall authenticate Series B Notes for original issue in the aggregate principal amount of up to $235,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; PROVIDED that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Original Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certifi-cate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated.
The aggregate principal amount of Securities outstanding at any time may not exceed $235,000,000, except as provided in Section
2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent accept-able to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authen-ticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          Section 3  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Reg-istrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III, IX, XII and Sections 5.14, 5.16, 5.17, 5.18 and 5.19 neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust
Company ("DTC") to act as Depository with respect to the Global
Securities.

          The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

          Section 4  PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest (and Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distri-bution to the Trustee of all assets that shall have been deliv-ered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          Section 5  SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

          Section 6  TRANSFER AND EXCHANGE.

               (a) When Definitive Securities are presented to the Registrar or a co-Registrar with a request

               (x) to register the transfer of such Definitive
          Securities or

               (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive
Securities surrendered for transfer or exchange:

                    (i)  shall be duly endorsed or accom-
     panied by a written instrument of transfer in form reasonably satisfactory to the Company and the Regis-trar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and


                    (ii)  in the case of Transfer Restricted
     Securities that are Definitive Securities, shall be ac-companied by the following additional information and documents, as applicable:

                              (A)  If such Transfer Re-
          stricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect
          (in substantially the form set forth on the reverse of the Security); or

                              (B)  if such Transfer Re-
          stricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securi-ties Act, a certification to that effect (in the form set forth on the reverse of the Security); or

                              (C)  if such Transfer
          Restricted Security is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, (ii) pursuant to an effective registration statement under the
          Securities Act, (iii) to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the
          Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securi-ties Act or (iv) in reliance on another ex-emption from the registration requirements of the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security) and in the case of (iii) above a transferee letter of representation in substantially the form set forth in the

          Offering Memorandum and in the case of (i),
          (iii) and (iv) above, if the Company or the Registrar so request, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such trans-fer is in compliance with the Securities Act.

               (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial inter-est in a Global Security except upon satisfaction of the require-ments set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                    (i)  if such Definitive Security is a
     Transfer Restricted Security, a certification, substan-tially in the form set forth on the reverse of the Security, that such Definitive Security is being trans-ferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                    (ii)  whether or not such Definitive
     Security is a Transfer Restricted Security, written instructions directing the Registrar to make, or to di-rect the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represent-ed by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

               (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

               (D)  TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL
SECURITY FOR A DEFINITIVE SECURITY.

                    (i)  Any person having a beneficial
     interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is custom-ary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following addi-tional information and documents (all of which may be submitted by facsimile):

                              (A)  if such beneficial
          interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Securi-
          ty); or

                              (B)  if such beneficial
          interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certif-ication to that effect from the transferor
          (in the form set forth on the reverse of the Security); or

                              (C)  if such beneficial
          interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Secu-rities Act, (ii) pursuant to an effective registration statement under the Securities
          Act, (iii) to an "institutional accredited investor" within the meaning of Rule 5-
          01(A)(1), (2), (3) or (7) under the Securi-
          ties Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with distri-bution in violation of the Securities Act or
          (iv) in reliance on another exemption from the registration requirements of the Securi-ties Act, a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Security) and in the case of (iii) above a transferee letter of representation in substantially the form set forth in the Offering Memorandum and in the case of (i), (iii) and (iv) above, if the Company or the Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the ef-fect that such transfer is in compliance with the Securities Act, then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authen-ticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                    (ii)  Definitive Securities issued in
     exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securi-ties are so registered.

               (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (f)  AUTHENTICATION OF DEFINITIVE SECURITIES IN
ABSENCE OF DEPOSITORY.  If at any time:

                    (i)  the Depository for the Securities
     notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global

     Securities and a successor Depository for the Global
     Securities is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii)  the Company, in its sole discre-
     tion, notify the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

               (g)  LEGENDS.

                    (i)  Except as permitted by the follow-
     ing paragraph (ii), each Security certificate evidenc-ing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substan-tially the following form:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURI-TIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANS-FERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RE-STRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGIS-TRATION STATEMENT WHICH HAS BEEN DECLARED EFFEC-TIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE

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

                    (ii)  Upon any sale or transfer of a
     Transfer Restricted Security (including any Transfer
     Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Act:

                              (A)  in the case of any
          Transfer Restricted Security that is a Defin-itive Security, the Registrar shall permit the Holder thereof to exchange such Transfer
          Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                              (B)  any such Transfer
          Restricted Security represented by a Global
          Security shall not be subject to the provi-sions set forth in (i) above (such sales or transfers being subject only to the provi-sions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall cer-tify in writing to the Registrar that such request is being made pursuant to Rule 144
          (such certification to be substantially in the form set forth on the reverse of the Security).

               (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

               (i)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND
EXCHANGES OF DEFINITIVE SECURITIES.

                    (i)  To permit registrations of trans-
     fers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

                    (ii)  No service charge shall be made
     for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar govern-mental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.6, 5.14, 5.16, 5.17,
     5.18, 5.19, 10.5, or 12.1).

                    (iii)  Except for a redemption of Secu-
     rities pursuant to Section 3.2 or upon an order of any Gaming Authority, the Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article

     XII or Section 5.14, 5.16, 5.17, 5.18 or 5.19 hereof or
     redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

          Section 7  REPLACEMENT SECURITIES.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrong-fully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replac-ing a Security.

          Every replacement Security is an additional obligation of the Company.

          Section 8  OUTSTANDING SECURITIES.

          Securities outstanding at any time are all the Securi-ties that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal and interest (and Liquidated Damages, if any) due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          Section 9  TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, any Guarantor and Affiliates of the Company or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

          Section 10  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unrea-sonable delay, the Company shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          Section 11  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for trans-fer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          Section 12  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest (and Liquidated Damages, if any) on the Securities, it shall pay the defaulted interest (and Liquidated Damages, if any), plus (to the extent lawful) interest on the defaulted interest (and Liquidated Damages, if any), to the persons who are Holders on a Record Date

(or at its option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest (and Liquidated Damages, if any), and interest payable on such de-faulted interest (and Liquidated Damages), if any, to be paid.


                           ARTICLE III

                            REDEMPTION

          Section 1  RIGHT OF REDEMPTION.

          Redemption of Securities shall be made only in accor-dance with this Article III. At its election, the Company may redeem the Securities in whole or in part, at any time or from time to time on or after June 1, 2000, at the Redemption Prices specified under the caption "Redemption," in the Form of Note attached as EXHIBIT A hereto, plus accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Except as provided in this paragraph, Section 3.2 and paragraph 5 of the Notes, the Notes may not otherwise be redeemed at the option of the Company.

          Section 2  REDEMPTION PURSUANT TO GAMING LAWS.

          If a Holder or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority request or sooner if so required by such Gaming Author-ity. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Au-thority, whichever is earlier. If the Holder fails to dispose of his Notes within such time period, the Company may, at its option, redeem such Holder's Notes at, depending on applicable law, (i) the principal amount thereof, together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of the finding of unsuitability by a Gaming Authority, (ii) the amount that such Holder paid for the Notes, (iii) the fair market value of the Notes, (iv) the lowest of clauses (i), (ii) and
(iii), or (v) such other amount as may be determined by the appropriate Gaming Authority.

          Section 3  NOTICES TO TRUSTEE.

          If the Company elects to redeem Securities pursuant to this Article III, it shall notify the Trustee in writing of the date on which the Notes are to be redeemed ("Redemption Date") and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securi-ties by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee provided for in this Section 3.3 at least 30 days before the Redemption Date (unless a shorter notice shall be required by applicable Gaming Laws or by order of any Gaming Authority).

          Section 4  SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select from among such Securities to be redeemed PRO RATA or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

          The Trustee shall make the selection from the Securi-ties outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the princi-pal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          Section 5  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securi-ties are to be redeemed (unless a shorter notice shall be re-quired by any Governmental Authority). At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                       (1)  the Redemption Date;

                       (2)  the Redemption Price, including
     the amount of accrued but unpaid interest (and Liqui-dated Damages, if any) to be paid upon such redemption;

                       (3)  the name, address and telephone
     number of the Paying Agent;

                       (4)  that Securities called for
     redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                       (5)  that, unless (a) the Company
     defaults in its obligation to deposit cash with the Paying Agent in accordance with Section 3.7 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any), upon surrender to the Paying Agent of the Secu-rities called for redemption and to be redeemed;

                       (6)  if any Security is being re-
     deemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Re-demption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                       (7)  if less than all the Securities
     are to be redeemed, the identification of the particu-lar Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securi-ties to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                       (8)  the CUSIP number of the Secu-
     rities to be redeemed; and

                       (9)  that the notice is being sent
     pursuant to this Section 3.5 and pursuant to the op-tional redemption provisions of Paragraph 5 of the Securities.

          Section 6  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with
Section 3.5, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any). Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest (and Liquidated Damages, if any), if any, accrued to and unpaid on the Redemption Date; PROVIDED that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          Section 7  DEPOSIT OF REDEMPTION PRICE.

          On or before the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of, including accrued but unpaid interest on (and Liquidat-ed Damages, if any), all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Compa-ny.

          If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 5.1 hereof and the Securities.

          Section 8  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenti-cate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unre-deemed portion of the Security surrendered.


                            ARTICLE IV

                             SECURITY

          Section 1  SECURITY INTEREST.

               (a) In order to secure the Indenture Obligations, the Company, the Guarantors and the Trustee have entered into the Security Documents. Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents as the Security Documents may be amended from time to time pursuant to the provisions thereof and hereof.

               (b) The Collateral as now or hereafter constitut-ed shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations.

               (c) The provisions of TIA -section- 314(d), and the provisions of TIA -section- 314(c)(3) to the extent applicable, are hereby incorporated by reference herein as if set forth in their entirety and to the same extent as if the Indenture were quali-fied under the TIA.

          Section 2  RECORDING; OPINIONS OF COUNSEL.

               (a) Each of the Company and the Guarantors repre-sents that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and have done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to subject the Collateral to valid security interests and to perfect those security interests. Each of the Company and the Guarantors shall, as promptly as practica-ble, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Security Documents and herein. Each of the Company and the Guarantors has obtained endorsements of title insurance from insurance companies of favorable national reputation having capital and surplus greater than $100,000,000, naming the Trustee as insured for the benefit of the Holders in the aggregate amount equal to the estimated fair market value of the Property that is real property subject to the Security Documents, subject only to those exceptions which are reasonably acceptable to the Trustee.

               (b) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture and the Security Documents and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Security Documents, any such amendment and all other instruments of further assurance have been properly record-ed, registered and filed and all such other action has been taken to the extent necessary to make effective valid security inter-ests and to perfect the security interests intended to be created by the Indenture and the Security Documents, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to maintain the validity and perfection of the security interests under the Security Documents and hereunder.

               (c) The Company shall furnish to the Trustee, on or prior to June 1 of each year (commencing on June 1, 1997) an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Security Documents, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the security interests under the Security Documents and hereunder in full force and effect and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (B) no such action is necessary to maintain the security interests in full force and effect.

          Section 3  DISPOSITION OF CERTAIN COLLATERAL.

               (a) The Company and the Guarantors may, without consent of the Trustee, but otherwise subject to the requirements of this Indenture:

                    (i)  sell, assign, transfer, license or
     otherwise dispose of, free from the security interests under the Security Documents and hereunder, any machin-ery, equipment, or other personal Property constituting

     Collateral that has become worn out, obsolete, or unserviceable or is being upgraded;

                    (ii)  (A) sell, assign, transfer, li-
     cense or otherwise dispose of, free from the security interests under the Security Documents and hereunder, inventory held for resale that is at any time part of the Collateral in the ordinary course of the Company's business, consistent with industry practices, (B) col-lect, liquidate, sell, factor or otherwise dispose of, free from the security interests, accounts receivable or notes receivable that are part of the Collateral in the ordinary course of the Company's business, consis-tent with industry practices, or (C) make Cash payments from Cash that is at any time part of the Collateral pursuant to and in accordance with the terms hereof and of the Cash Collateral and Disbursement Agreement;

                    (iii)  abandon, sell, assign, transfer,
     license or otherwise dispose of any personal Property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and its Subsidiaries and the maintenance of their earnings and is not material to the conduct of the business of the Company and its Subsidiaries;

                    (iv)  sell, assign, transfer, license or
     otherwise dispose of, free from the security interests under the Security Documents and hereunder any assets or property in accordance with Section 5.14 PROVIDED that the proceeds of such sale, assignment, transfer, license or other disposition are applied in the manner set forth in Section 5.14 and, PROVIDED, FURTHER, that the Net Cash Proceeds from such disposition required to be applied to an Offer to Purchase or invested in a Related Business pursuant to Section 5.14 are held in the Net Cash Proceeds Account, pending such application or investment in accordance with Section 5.14 and, PROVIDED, FURTHER, that the Trustee shall receive an effective and perfected security interest in all net proceeds that are not Net Cash Proceeds from such disposition and in any assets or property acquired with the proceeds from such disposition (other than proceeds for which there is no provision of law, statutory or otherwise, enabling the creation of a perfected securi-ty interest in any such proceeds), in the same priority as such assets or property so disposed of;

                    (v)  sell, assign, transfer, license or
     otherwise dispose of, free from the security interests under the Security Documents and hereunder a partner-ship interest in Indiana Gaming L.P. in accordance with
     Section 5.17 PROVIDED that the proceeds of such sale, assignment, transfer, license or other disposition are applied in the manner set forth in Section 5.17 and, PROVIDED, FURTHER, that the Net Cash Proceeds from such disposition required to be applied to an Offer to Purchase pursuant to Section 5.17 are held in the Net Cash Proceeds Account, pending such application in accordance with Section 5.17 and, PROVIDED, FURTHER, that the Trustee shall receive an effective and per-fected security interest in all net proceeds that are not Net Cash Proceeds from such disposition and in any assets or property acquired with the proceeds from such disposition (other than proceeds for which there is no provision of law, statutory or otherwise, enabling the creation of a perfected security interest in any such proceeds), in the same priority as such assets or prop-erty so disposed of, except as specifically provided in
     Section 5.17; and

                    (vi)  transfer, free from the security
     interests under the Security Documents and hereunder, the Specified Parcels in accordance with Section 5.3 hereof.

               (b) In the event that the Company or any Guaran-tor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collat-eral which under the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of by the Company and the Guaran-tors without consent of the Trustee, and the Company and the Guarantors request the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, the Trustee shall execute such an instrument upon delivery to the Trustee of an Officers' Certificate by the Company and the Guarantors reciting the sale, exchange or other disposition made or proposed to be made and describing in reason-able detail the property affected thereby, and stating and demonstrating that such property is property which by the provi-sions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company and the Guarantors without any consent of the Trustee.

               (c) Any disposition of Collateral made in compli-ance with the provisions of this Section 4.3 shall be deemed not to impair the Security Interests in contravention of the provi-sions of this Indenture.

          Section 4  COLLATERAL ACCOUNT.

               (a) The Company shall establish and maintain in the name of the disbursement agent (the "Disbursement Agent") pursuant to the Cash Collateral and Disbursement Agreement the Construction Account, which shall hold $94,300,000 of the net proceeds of the offering of the Securities, and a Working Capital Account, which will hold certain amounts released from the Construction Account (in which there shall be perfected an exclu-sive security interest in favor of the Trustee for the equal and ratable benefit of the Holders without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations). The funds from time to time on deposit in the Construction Account may be disbursed from such account only for the purposes and in the manner provided for in the Cash Collateral and Disbursement Agreement.

               (b) All Cash received by the Company and the Guarantors as Net Cash Proceeds from an Asset Sale (other than a Permitted Asset Sale), an Event of Loss, a Lawrenceburg Sale or a Property Sale shall be deposited in the Net Cash Proceeds Account established and maintained by the Trustee, in which account there shall be perfected an exclusive security interest in favor of the Trustee for the equal and ratable benefit of the Holders, without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations. The funds from time to time on deposit in the Net Cash Proceeds Account may be disbursed from such account only for the purposes and in the manner provided for in Sections 5.14, 5.17 and 5.18 (with respect to Net Cash Proceeds from a Property Sale) hereof; provided that once disbursed for any purpose other than payment on an Offer to Purchase, such amounts and any assets acquired therewith shall become Collateral for the Notes except to the extent the Net Cash Proceeds from a Property Sale or a L-awrenceburg Sale, taken together with distributions from The Indiana Gaming Company not in the nature of management fees, interest income or preferred dividends, exceed the Lawrenceburg Investment Return.

               (c) In its discretion, the Company may request the Trustee in writing to, and the Trustee shall, invest any Cash Collateral in the Net Cash Proceeds Account in Permitted Invest-ments; provided that the Company shall take all actions necessary to grant to the Trustee an exclusive, valid and perfected securi-ty interest in the proceeds of the funds so invested.

               (d)  Interest and other amounts earned on Cash
Collateral in the Net Cash Proceeds Account shall be held in the Net Cash Proceeds Account.

               (e) The Company hereby grants a security interest to the Trustee in all of its right, title and interest in amounts held in the Construction Account, the Working Capital Account and the Net Cash Proceeds Account, and the Company hereby grants a security interest to the Trustee in all of its right, title and interest in any other account in which the terms of this Inden-ture require that there shall be perfected in favor of the Trustee for the benefit of holders a security interest in all Property and amounts, from any source whatsoever, now or hereaf-ter transferred to or held in any such account, including, without limitation, all proceeds derived from the sale or other disposition of Collateral paid into or held in any such account, and in any and all interest and dividends or other income derived from any such Property and amounts, and all statements, certifi-cates and instruments in or representing such Property and amounts.

          Section 5  CERTAIN RELEASES OF COLLATERAL.

          Subject to applicable law, the release of any Collater-al from the terms of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Security Documents in contraven-tion of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the terms hereof, which are (i) the release of Collateral that is the subject of an Asset Sale, if the Net Cash Proceeds of such Asset Sale (other than a Permitted Asset Sale) are applied in accordance with Section 5.14 and if the Trustee has a valid and perfected security interest in the proceeds from the disposi-tion of such Collateral in at least the same priority as that of the Collateral so disposed of; provided that there shall concur-rently be created and perfected a valid, exclusive Lien in favor of the Trustee for the benefit of the Holders in the property and assets purchased or otherwise acquired with such funds, if any,
(ii) to consummate the purchase of Notes pursuant to and in accordance with the terms of an Offer to Purchase, (iii) in the event the Company or a Guarantor incurs FF&E Indebtedness with respect to any Material Casino in accordance with the provisions of subsection (e) of Section 5.11 then such Material Casino property so secured thereby need no longer constitute Collateral for the Notes, (iv) in the event the Company or a Guarantor incurs Indebtedness for working capital with respect to any Material Casino in accordance with the provisions of subsection
(f) of Section 5.11 then any inventory or accounts receivable with respect to such Material Casino need no longer constitute
Collateral for the Notes or (v) the release of any cash proceeds that can be traced to a source other than the sale of Collateral or distributions from Indiana Gaming L.P. (excluding distri-butions in the nature of management fees, interest income and preferred dividends) up to the amount of the Lawrenceburg Invest-ment to the extent such cash proceeds are used to make an invest-ment in any Person permitted under Section 5.3 hereof, other than a Guarantor that is, or is required to be, a party to a Subsid-iary Security Agreement pursuant to Section 5.23 hereof. To the extent applicable, without limitation, the Company and each obligor on the Securities shall cause TIA -section- 314(d) relating to the release of property or securities from the Liens of the Security Documents to be complied with. Any certificate or opinion required by TIA -section- 314(d) may be made by one officer prior to the qualification of the Indenture under the TIA and by two officers after such qualification, except in cases which TIA -section-314(d) requires that such certificate or opinion be made by an independent person.

          Upon written request of the Company, subject to appli-cable law, and presentation to the Trustee of an Officers' Certificate evidencing compliance with Section 5.14, 5.15 (sub-ject to the last sentence thereof), 5.16, 5.17, 5.18, 5.19 or
5.23 or Article XII, as applicable, the Trustee shall release funds (and the Trustee's Lien with respect thereto) in accordance with the terms hereof; PROVIDED that, as a condition to such release, the Company shall take all necessary actions so that the Lien on the funds so released shall reattach in like manner to the assets and property purchased or otherwise acquired by the Company or such Guarantor with such funds (except to the extent such funds are applied to the repayment of Securities in compli-ance with the requirements of this Indenture and except to the extent that such amounts constitute Net Cash Proceeds from Property Sales or Lawrenceburg Sales which, taken with distri-butions from The Indiana Gaming Company not in the nature of management fees, interest or preferred dividends, exceed the Lawrence Investment Return) to the extent required by this Inden-ture.

          Section 6  PAYMENT OF EXPENSES.

          On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article IV, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

          Section 7  SUITS TO PROTECT THE COLLATERAL.

          Subject to Section 4.1 of this Indenture and to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contraven-tion of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the

Company promptly following the institution of any such suit or proceeding.

          Section 8  TRUSTEE'S DUTIES.

          The powers and duties conferred upon the Trustee by this Article IV are solely to protect the Security Interests and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Inden-ture. The Trustee shall be under no duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of pro-test, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company or the Guarantors for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company or the Guarantors to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company, the Guarantors or the S-ecurityholders to comply with any recording, filing or other legal requirements necessary to establish or maintain the validi-ty, priority or enforceability of the Security Interests in, or the Trustee's rights in or to, any of the Collateral, all of which obligations are the sole responsibility and liability of the Company. The Trustee shall have no duty to the Company, the Guarantors or the Securityholders with regard to amounts, types or deductibles of insurance to be carried by the Company or the Guarantors, or with the selection of any insurance agent or broker, or whether the amount and type of insurance is "custom-ary" within a particular industry or otherwise complies with any requirement of this Indenture, or to inspect any Collateral.


                            ARTICLE V

                            COVENANTS

          Section 1  PAYMENT OF SECURITIES.

          The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest (and Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          Section 2  MAINTENANCE OF OFFICE OR AGENCY.

          The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Inden-ture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

          The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the Chemical Bank as such office.

          Section 3  LIMITATION ON RESTRICTED PAYMENTS.

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 5.11 or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment from and after the Issue Date, would exceed the sum, without duplication, of (a) 50% of the aggregate Consol-idated Net Income of the Company and its Consolidated Subsidiar-ies for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calcula-tion (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) 50% of all cash distributions (excluding management fees, interest income, preferred dividends or provision for taxes received from Indiana Gaming L.P.) made by The Indiana Gaming Company to the Company or another Guarantor after the Lawrenceburg Investment Return and after opening of the permanent Lawrenceburg Casino, plus (c) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange) after the Issue Date.

          The immediately preceding paragraph, however, shall not prohibit (s) Investments not to exceed $10,000,000 in the aggre-gate made on or after the Issue Date, (t) Investments in Quali-fied Gaming Ventures, PROVIDED that, after giving PRO FORMA effect to such Investment, the aggregate amount of all such Investments made on or after the Issue Date (after giving effect to 50% of any cash, including management fees, returned without restriction from such Investments to the Company or the wholly owned Subsidiary that made such prior Investment on or prior to the date of any such calculation) at any time does not exceed $15,000,000, (u) Investments in Indiana Gaming L.P. to fund construction and preopening costs until the permanent
Lawrenceburg Casino is open, PROVIDED that, after giving PRO FORMA effect to such Investment, the aggregate amount of all such Investments made on or after the Issue Date does not exceed $135,000,000, (v) a Qualified Exchange, (w) Investments received by the Company or its Subsidiaries as consideration for Asset Sales to the extent not otherwise prohibited by the Indenture,
(x) Investments by the Company or any of its Subsidiaries in Interest Swap and Hedging Obligations provided that such Interest Swap and Hedging Obligations are related to payment obligations on Indebtedness otherwise permitted under the Indenture; (y) the contribution of a Specified Parcel to an Unrestricted Subsidiary or any other person for the development and operation of a hotel on such Specified Parcel, or (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.
The full amount of any Restricted Payments made pursuant to the foregoing clause (z) of the immediately preceding sentence, however, shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

          Section 4  CORPORATE EXISTENCE.

          Subject to Article VI, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and their Guarantors and each of their Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any of the Guarantors shall be required to preserve, with respect to itself, any right or franchise, and with respect to any of their Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desir-able in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 5  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or properties and assets of the Company, any Guarantor or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applica-bility or validity is being contested in good faith by appropri-ate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          Section 6  MAINTENANCE OF INSURANCE.

          From and at all times after the Issue Date, the Compa-ny, the Guarantors and each of their respective Subsidiaries shall have in effect customary comprehensive general liability insurance, property insurance and (as applicable) brownwater coverage, and shall cause their material property to maintain builder's risk coverage insurance, in each case on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and the Guarantors, taken as a whole.

          Section 7  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

               (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particu-larity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

               (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 5.3, 5.11, 5.14, 5.16, 5.17, 5.18 or 5.19 or Article
XII of this Indenture.

               (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or propos-es to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

          Section 8  REPORTS.

          Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Ex-change Act including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be so required in such reports to the SEC, in each case together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company shall simultaneously with such delivery deliver to the Trustee annual and quarterly condensed financial statements for Indiana Gaming L.P.

          Section 9  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest (and Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 10  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, enter into any contract, agreement, arrangement, understanding or transaction with an Affiliate (an "Affiliate Transaction"), or series of related Affiliate Transactions, involving consideration to either party in excess of $1,000,000, except for transactions approved by a majority of the disinterested (as to such transaction) directors of the Company and evidenced by an Officers' Certificate ad-dressed and delivered to the Trustee stating that such Affiliate Transaction has been so approved and is made in good faith and that the terms of such Affiliate Transaction are no less favor-able than could have been obtained in an arm's length transaction with a non-Affiliate and are otherwise fair and reasonable to the Company; PROVIDED that with respect to any Affiliate Transaction (including any series of related transactions) involving consid-eration to either party in excess of $10,000,000 (except as otherwise permitted by Section 5.3 hereof) the Company also must, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation. Transactions solely between or amongst the Company and any wholly owned Subsidiary of the

Company and Belle of Sioux City L.P. or between or amongst wholly owned Subsidiaries of the Company and Belle of Sioux City L.P.
shall not be deemed to be Affiliate Transactions.

          Section 11  LIMITATION ON INCURRENCE OF ADDITIONAL
INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

          Except as set forth below in this covenant, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness). Notwithstanding the foregoing:

               (a) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period imme-diately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness or Dis-qualified Capital Stock and, to the extent set forth in the defi-nition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 then the Company or any Guarantor may incur unsecured Subordinated Indebtedness;

               (b) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness and (ii) on the Incurrence Date, the Consolidated Coverage Ratio of the Company for the Reference Period immediate-ly preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.5 to 1.0, (or, in the event the sole use of proceeds of such Indebtedness is to purchase any or all of the partnership interests in Indiana Gaming L.P. not owned by the Company and its Subsidiaries, 2.25 to 1.0) then the Company or any Guarantor may incur Indebtedness secured by Collateral, PROVIDED such Indebtedness (x) is PARI PASSU in right of payment with the Notes or the Guarantee, as applicable, (y) has an Average Life to Stated Maturity greater than or equal to the Average Life to Stated Maturity of the Notes and (z) has a final scheduled maturity later than or equal to the Stated Maturity, and PROVIDED FURTHER that (t) such Indebtedness is incurred to develop or acquire a Material Casino or make a Casino Improvement, (u) not more than 80% of the cost of such acquisition, development or improvement is funded by such Indebt-edness, (v) such Material Casino or Casino Improvements and all its assets become Collateral for the Notes and (w) such Indebted-ness is subject to an intercreditor agreement with the Trustee in the form attached hereto as EXHIBIT I;

               (c) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness and (ii) on the Incurrence Date, the Consolidated Coverage Ratio of the Company for the Reference Period immediate-ly preceding the Incurrence Date, after giving effect on a pro FORMA basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage
Ratio, the use of proceeds thereof, would be at least 2.5 to 1.0, then the Company or any Guarantor may incur Indebtedness secured by property that is not Collateral, PROVIDED that such Indebtedness
(y) has an Average Life to Stated Maturity greater than the Average Life to Stated Maturity of the Notes and (z) has a final scheduled maturity later than the Stated Maturity;

               (d) the Company may incur Indebtedness evidenced by the Notes and represented by the Indenture up to the amounts specified herein as of the date hereof;

               (e) the Company and the Guarantors may incur FF&E Indebtedness, PROVIDED that the amount of such Indebtedness in the aggregate outstanding at any time pursuant to this paragraph
(e) (including any Indebtedness, whether or not Refinancing Indebtedness, issued to refinance, replace or refund such Indebt-edness) shall not exceed $5,000,000 multiplied by the number of Material Casinos then operated by the Company or the Guarantors;

               (f) the Company and the Guarantors may incur Indebtedness for working capital purposes, PROVIDED that the amount of such Indebtedness in the aggregate outstanding at any time pursuant to this subsection (f) (including any Indebtedness, whether or not Refinancing Indebtedness, issued to refinance, replace or refund such Indebtedness) may not exceed $4,000,000 multiplied by the number of Material Casinos then operated by the Company or the Guarantors;

               (g) the Company and the Guarantors, as applica-ble, may incur Refinancing Indebtedness with respect to any In-debtedness or Disqualified Capital Stock, as applicable, de-scribed in clauses (a), (b), (c), (e) and (f) of this Section
5.11 or Indebtedness which is outstanding on the Issue Date so long as, in the case of secured Indebtedness used to refinance, refund, or replace secured Indebtedness, such Refinancing Indebt-edness is secured only by the assets that secured the Indebted-ness so refinanced; and

               (h) the Company and the Guarantors may incur Per-mitted Indebtedness.

          Section 12  LIMITATION ON DIVIDENDS AND OTHER PAYMENT
RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries or Indiana Gaming L.P. or its Subsidiaries (as long as The Indiana Gaming Company is the general partner of Indiana Gaming L.P.) to, directly or indirect-ly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Notes or this Indenture,
(b) restrictions imposed by applicable law, (c) existing restric-tions under Indebtedness specified on EXHIBIT J hereto outstand-ing on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired and such acquisition was not made, in whole or in part, with any Collateral or from the proceeds of the sale of any Collateral or out of the distri-butions made by Indiana Gaming L.P. not in the nature of manage-ment fees, interest income or preferred dividends up to the amount of the Lawrenceburg Investment, (e) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary which are being sold, (f) restrictions on transfer contained in FF&E Indebtedness incurred pursuant to subsection (e) of Section 5.11, provided such restrictions relate only to the transfer of the property acquired with the proceeds of such FF&E Indebtedness, and (g) in connection with and pursuant to any Permitted Refi-nancing, replacements of restrictions imposed pursuant to clauses
(c) and (d) of this Section 5.12 that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restric-tions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (i) customary provisions restricting sublet-ting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, (ii) Liens permitted under the terms of the Indenture on assets securing

FF&E Indebtedness incurred in accordance with Section 5.11, nor
(iii) provisions ordering distributions of cash flow from Indiana Gaming L P. shall in and of themselves be considered a restric-tion on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

          Section 13  LIMITATION ON LIENS SECURING INDEBTEDNESS.

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of their respective assets now owned or acquired on or after the date of the Inden-ture or upon any income or profits therefrom other than (a) Permitted Liens; (b) Liens incurred hereunder to secure the Notes; (c) Liens incurred in support of any FF&E Indebtedness permitted by subsection (e) of Section 5.11, which Liens may be exclusive; (d) Liens incurred in connection with Indebtedness for working capital purposes permitted by subsection (e) of Section
5.11 on accounts receivable and inventory of the property to which such Indebtedness relates, which Liens may be exclusive;
(e) Liens incurred in connection with Indebtedness permitted by subsection (b) of Section 5.11, which Liens may be junior or pari passu to the Lien securing the Notes; and (f) Liens incurred in connection with Indebtedness permitted by subsection (c) of
Section 5.11, which Liens may be exclusive.

          Section 14  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY
STOCK.

               (a) The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its proper-ty, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Subsid-iary of the Company (except any Subsidiary directly or indirectly owning an interest in Indiana Gaming L.P., which transaction is governed by Section 5.17) whether by the Company or a Subsidiary or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"), unless (1)(a) within 210 days after the date of such Asset Sale, the Net Cash Proceeds therefrom, less the pro rata portion of such amount distributed to any lender, or trustee or agent for such lender, holding indebtedness secured by the Collateral on a PARI PASSU basis as permitted by subsection (b) of Section 5.11, (the "Asset Sale Offer Amount") are applied to the repurchase of the Notes pursu-ant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued but unpaid interest (and Liquidated Damages, if any) to the date of payment (the "Asset Sale Purchase Date"), made within 180 days of such Asset Sale or (b) within 180 days following such Asset Sale, the Asset Sale Offer Amount is invested in assets and property (other than notes, bonds, obligations and securities, except with respect to an Acquisition of an entity whose business consists solely of Related Businesses) which in the good faith reasonable judgment of the Board of Directors of the Company will immediate-ly constitute or be a part of a Related Business of the Company or such Subsidiary immediately following such transaction and which shall become Collateral if acquired with Collateral or the proceeds of Collateral, (2) at least 85% of the consideration re-ceived for such Asset Sale or series of related Asset Sales consists of cash or cash equivalents, PROVIDED that (x) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee there-
of) that are assumed by the transferee of any such assets and (y) the amount of any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale unless not actually converted into cash within such 90-day period (to the extent of the cash received or receivable pursuant to any such commitment) will be deemed cash or cash equivalents for purposes of this provision, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such Asset Sale, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsid-iary, as applicable, receives fair market value for such Asset Sale. Pending the application of Net Cash Proceeds resulting from an Asset Sale, such proceeds shall be maintained by the Trustee in the Net Cash Proceeds Account and invested only in Permitted Investments.

          Notwithstanding the foregoing provisions of the prior paragraph:

                    (i)  the Company and its Subsidiaries
     may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory ac-quired and held for resale in the ordinary course of business;

                    (ii)  the Company and its Subsidiaries
     may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article
     VI;

                    (iii)  the Company and its Subsidiaries
     may sell or dispose of damaged, worn out or other obso-lete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

                    (iv)  the Company and its Subsidiaries
     may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its wholly owned
     Subsidiaries;

                    (v)  the Company and its Subsidiaries
     may convey, sell, transfer, assign or otherwise dispose of assets with an aggregate fair market value of $-
     5,000,000 in any fiscal year; and

                    (vi)  the Company may make a like kind
     exchange for the Company's Alton barge, provided that the Board of Directors of the Company determines in good faith that the Company receives fair market value for such exchange and the Company receives an appraisal valuing the property received as having a value at least as great as the value of the Alton barge.

     Asset Sales in accordance with clauses (i) and (iii) above shall be "Permitted Asset Sales" for purposes of Article IV hereof.

          All Net Cash Proceeds from an Event of Loss shall be invested or used to repurchase Notes, all within the period and as otherwise provided above in clause (1) of the first paragraph of this Section 5.14(a). For all purposes of this Section 5.14 Net Cash Proceeds of an Event of Loss shall be treated as Net Cash Proceeds of an Asset Sale.

          Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Subsidiary except (i) pursuant to an Asset Sale of all the Capital Stock of such Subsidiary or (ii) pursuant to an Asset Sale of shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, PROVIDED that after such sale the Company or its Subsidiaries own at least 50.1% of the voting and economic interests of the Capital Stock of such Subsidiary.

          The Company shall accumulate all Net Cash Proceeds of Asset Sales and Events of Loss, and the aggregate amount of such accumulated amounts and the interest and other amounts earned thereon not used for the purposes permitted by this Section

5.14(a) and within the time provided by this Section 5.14(a) shall be referred to as the "Accumulated Amount."

               (b) Notwithstanding the foregoing, the Company shall not be obligated to make an Asset Sale Offer until the Accumulated Amount exceeds $5,000,000. For the purposes of this
Section 5.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $5,000,000. Not later than 10 Business Days after each Minimum Accumulation Date the Company shall commence an Asset Sale Offer to the Holders to purchase, on a pro rata basis, for cash, Securities having a principal amount equal to the Accumulated Amount, at the Asset Sale Offer Price. Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

                       (1)  that the Asset Sale Offer is
     being made pursuant to such notice and this Section
     5.14;

                       (2)  the Asset Sale Offer Amount,
     the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the Asset Sale Purchase Date, which Asset Sale Purchase Date shall be on or prior to 30 Business Days following the Minimum Accumulation Date;

                       (3)  that any Security or portion
     thereof not tendered or accepted for payment will continue to accrue interest if interest is then accru-ing;

                       (4)  that, unless the Company de-
     faults in depositing cash with the Paying Agent (which may not for purposes of this Section 5.14, notwith-standing anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accor-dance with the last paragraph of this clause (b), any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                       (5)  that Holders electing to have a
     Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their

     Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security complet-ed, to the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

                       (6)  that Holders will be entitled
     to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a fac-simile signature and stating that such Holder is with-drawing his election to have such principal amount of Securities purchased;

                       (7)  that if Securities in a prin-
     cipal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                       (8)  that Holders whose Securities
     were purchased only in part will be issued new Securi-ties equal in principal amount to the unpurchased portion of the Securities surrendered; and

                       (9)  the circumstances and relevant
     facts regarding such Asset Sales.

          Any such Asset Sale Offer shall comply with all appli-cable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before an Asset Sale Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such

Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

               (c) If the amount required to acquire all Securi-ties tendered by Holders pursuant to an Asset Sale Offer (the "Acceptance Amount") shall be less than the Asset Sale Offer Amount for such Asset Sale Offer, the excess of such Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction; PROVIDED that, as reinvested, the assets acquired with Collateral or the proceeds of Collateral shall become Collateral. Upon consummation of any Asset Sale Offer made in accordance with the terms of this Section 5.14, the Accumulated Amount as of the Minimum Accumulation Date shall be reduced to zero and accumula-tions thereof shall be deemed to recommence from the day next following such Minimum Accumulation Date.

               (d) Promptly on the sale of any real or personal property owned by Iowa Development Corp., the Company shall cause the net proceeds from such sale to be promptly distributed to the Company and, as reinvested, the assets acquired shall become Collateral. The Company shall not permit Iowa Development Corp. to conduct any business other than the sale of its assets.

          Section 15  LIMITATION ON USE OF PROCEEDS.

          The Company and the Guarantors shall use the proceeds from the sale of the Securities (net of the Initial Purchasers' discounts and commissions and other transaction expenses) as fol-lows: (a) such amount as is necessary to pay in full all out-standing indebtedness under the Existing Bank Credit Facility,
(b) at least $94,000,000 shall be used to make capital contribu-tions and capital loans to Indiana Gaming L.P. for the develop-ment of the Lawrenceburg Casino and (c) any remaining amounts will be available for general corporate purposes; PROVIDED that, as reinvested, the assets acquired shall become Collateral. On the Issue Date, the Company will cause $94,300,000 of the net proceeds of the offering of the Securities to be segregated and held in the Construction Account. No other funds may be held in the Construction Account. The Company may make payments permit-ted under this Section 5.15 from amounts held in the Construction Account in accordance with the terms of the Cash Collateral and Disbursement Agreement.

          Section 16  REPURCHASE OF NOTES ON CERTAIN PROJECT
DELAYS.

               (a) In the event of a Project Delay Event, each Holder of Notes shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional cash offer by the Company (the "Project Delay Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Project Delay Purchase Date") that is no later than 40 Business Days after the date a Project Delay occurs, at a cash price equal to 101% of the principal amount thereof, together with accrued interest (and Liquidated Damages, if any) to the Project Delay Purchase Date (the "Project Delay Offer Price") PROVIDED, HOWEVER, that in no event shall the Company be required to purchase more than an aggregate principal amount of Notes equal to the amount remaining in the disbursement account on the date of the Project Delay (the "Project Delay Offer Amount") in connection with such Project Delay Offer. Notwithstanding the foregoing, in the event the Company has received disbursements from the disbursement account to which it is not entitled pursuant to the terms of the Cash Collateral and Disbursement Agreement, the Project Delay Offer Amount shall be increased to include such disbursements.

          For purposes of the preceding paragraph, commencement of operations shall be deemed to occur at such time as the Lawrenceburg Casino is open to the public for gaming and is operating at least 950 gaming positions.

               (b) Not later than 15 Business Days after the Project Delay the Company shall commence a Project Delay Offer to the Holders to purchase, on a pro rata basis, for cash Securities having a principal amount equal to the Project Delay Offer Amount, at the Project Delay Offer Price. Notice of a Project Delay Offer shall be sent on or prior to the commencement of any Project Delay Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee.
The Project Delay Offer shall remain open for at least 20 Busi-ness Days following its commencement. The notice to the Holders shall contain all information, instructions and materials re-quired by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Project Delay Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of a Project Delay Offer, shall state:

                       (1)  that the Project Delay Offer is
     being made pursuant to such notice and this Section
     5.16;

                       (2)  the Project Delay Offer Amount,
     the Project Delay Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Project Delay Purchase Date;

                       (3)  that any Security or portion
     thereof not tendered or accepted for payment will con-tinue to accrue interest if interest is then accruing;

                       (4)  that, unless the Company de-
     faults in depositing cash with the Paying Agent (which may not for purposes of this Section 5.16, notwith-standing anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accor-dance with the last paragraph of this subsection (b), any Security, or portion thereof, accepted for payment pursuant to the Project Delay Offer shall cease to accrue interest after the Project Delay Purchase Date;

                       (5)  that Holders electing to have a
     Security, or portion thereof, purchased pursuant to a Project Delay Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security complet-ed, to the Paying Agent (which may not for purposes of this Section 5.16, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

                       (6)  that Holders will be entitled
     to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Project Delay Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a fac-simile signature and stating that such Holder is with-drawing his election to have such principal amount of Securities purchased;

                       (7)  that if Securities in a prin-
     cipal amount in excess of the Project Delay Offer
     Amount are tendered and not withdrawn, the Company shall purchase Securities on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be ac-quired);

                       (8)  that Holders whose Securities
     were purchased only in part will be issued new Securi-ties equal in principal amount to the unpurchased portion of the Securities surrendered; and

                       (9)  the circumstances and relevant
     facts regarding such Project Delay Event.

          The Project Delay Offer shall comply with all appli-cable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before a Project Delay Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Project Delay Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Project Delay Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securi-ties or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securi-ties so accepted payment in an amount equal to the Project Delay Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder there-of. In no event shall the Company be required to make more than one offer to purchase pursuant to this provision, assuming all Notes tendered into such offer are purchased by the Company in accordance with the terms thereof.

          Section 17  REPURCHASE OF NOTES IN CONNECTION WITH SALE
OF LAWRENCEBURG INTEREST.

               (a) The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, sell or otherwise transfer any of the Company's interest in Indiana Gaming L.P., whether directly by a sale of such interest or indirectly by the sale, issuance or transfer of Capital Stock of any Subsidiary of the Company directly or indirectly owning such interest (a "Lawrenceburg Sale"), unless (1) on a date (the "Lawrenceburg Sale Purchase Date") not more than 40 Business Days after the date of such Lawrenceburg Sale, the Net Cash Proceeds therefrom, less the pro rata portion of such amount distributed to any lender, or trustee or agent for such lender, holding indebtedness secured by the Collateral on a PARI PASSU basis as permitted by subsection (c) of Section 5.11 (the "Lawrenceburg Sale Offer Amount") are applied to the repurchase of the Notes pursuant to an irrevoca-ble, unconditional cash offer (the "Lawrenceburg Sale Offer") to repurchase Notes at a purchase price of 101% of the principal amount, plus accrued interest (and Liquidated Damages, if any) to the Lawrenceburg Sale Purchase Date (the "Lawrenceburg Sale Offer Price"), (2) at least 85% of the consideration received for such Lawrenceburg Sale or series of related Lawrenceburg Sales con-sists of cash, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such Lawrenceburg Sale,
(4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary receives fair market value for such Lawrenceburg Sale and (5) the Board of Directors of the Company receives a favorable written opinion as to the fairness of the transaction to the Company from a financial point of view issued by an investment banking firm of nationally recog-nized standing. Pending the application of Net Cash Proceeds resulting from a Lawrenceburg Sale, such proceeds shall be main-tained by the Trustee in the Net Cash Proceeds Account and invested in Permitted Investments.

               (b) Not later than 15 Business Days after any Lawrenceburg Sale the Company shall commence a Lawrenceburg Sale Offer to the Holders to purchase, on a PRO RATA basis, for cash Securities having a principal amount equal to the Lawrenceburg Sale Offer Amount, at the Lawrenceburg Sale Offer Price. Notice of a Lawrenceburg Sale Offer shall be sent on or prior to the commencement of any Lawrenceburg Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The Lawrenceburg Sale Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instruc-tions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Lawrenceburg Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of a Lawrenceburg Sale Offer, shall state:

                       (1)  that the Lawrenceburg Sale
     Offer is being made pursuant to such notice and this
     Section 5.17;

                       (2)  the Lawrenceburg Sale Offer
     Amount, the Lawrenceburg Sale Offer Price (including the amount of accrued but unpaid interest (and Liqui-dated Damages, if any)) and the Lawrenceburg Sale
     Purchase Date;

                       (3)  that any Security or portion
     thereof not tendered or accepted for payment will continue to accrue interest if interest is then accru-ing;

                       (4)  that, unless the Company de-
     faults in depositing cash with the Paying Agent (which may not for purposes of this Section 5.17, notwith-standing anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accor-dance with the last paragraph of this subsection (b), any Security, or portion thereof, accepted for payment pursuant to the Lawrenceburg Sale Offer shall cease to accrue interest after the Lawrenceburg Sale Purchase Date;

                       (5)  that Holders electing to have a
     Security, or portion thereof, purchased pursuant to a Lawrenceburg Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securi-ty completed, to the Paying Agent (which may not for purposes of this Section 5.17, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

                       (6)  that Holders will be entitled
     to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Lawrenceburg Sale Offer, a telegram, telex, facsim-ile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a fac-simile signature and stating that such Holder is with-drawing his election to have such principal amount of Securities purchased;

                       (7)  that if Securities in a prin-
     cipal amount in excess of the principal amount of Securities to be acquired pursuant to the Lawrenceburg
     Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be ac-quired);

                       (8)  that Holders whose Securities
     were purchased only in part will be issued new Securi-ties equal in principal amount to the unpurchased portion of the Securities surrendered; and

                       (9)  the circumstances and relevant
     facts regarding such Lawrenceburg Sales.

          Any such Lawrenceburg Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before a Lawrenceburg Sale Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Lawrenceburg Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Lawrenceburg Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Compa-ny. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Lawrenceburg Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

               (c) If the amount required to acquire all Securi-ties tendered by Holders pursuant to a Lawrenceburg Sale Offer (the "Lawrenceburg Sale Acceptance Amount") shall be less than the Lawrenceburg Sale Offer Amount for such Lawrenceburg Sale Offer, the excess of such Lawrenceburg Sale Offer Amount over the Lawrenceburg Sale Acceptance Amount may be used by the Company for general corporate purposes; PROVIDED that, as reinvested, the assets acquired shall become Collateral except to the extent that the Net Cash Proceeds from Lawrenceburg Sales or Property Sales, taken together with distributions from The Indiana Gaming Company not in the nature of management fees, interest income or pre-ferred dividends, exceed the Lawrenceburg Investment Return.

          Section 18  REPURCHASE OF NOTES IN CONNECTION WITH
REPAYMENT OF LAWRENCEBURG INVESTMENT.

               (a) The Company shall cause distributions from Indiana Gaming L.P. to The Indiana Gaming Company to be promptly distributed to the Company. At least once in every twelve-month period commencing on the first anniversary of the Issue Date (each such anniversary date, or each Property Sale (as defined below), the "Lawrenceburg Investment Event"), the Company shall, on a date (the "Lawrenceburg Investment Purchase Date") that is not later than 40 Business Days after such Lawrenceburg Invest-ment Event, apply 50% of any distributions from Indiana Gaming L.P. (excluding management fees, interest income, preferred dividends or provision for taxes) up to the total amount of the Lawrenceburg Investment, less the pro rata portion of such amount distributed to any lender, or trustee or agent acting for such lender, holding indebtedness secured by Collateral on a PARI PASSU basis as permitted by subsection (b) of Section 5.11, or 100% of the Company's PRO RATA share of the Net Cash Proceeds of a Property Sale (the "Lawrenceburg Investment Offer Amount") to the optional redemption of the Notes in accordance with the terms of Article III of the Indenture or to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "- Lawrenceburg Investment Offer") to repurchase Notes at a purchase price of 101% of the principal amount, plus accrued interest (and Liquidated Damages, if any) to the Lawrenceburg Investment Pur-chase Date (the "Lawrenceburg Investment Offer Price").

          Notwithstanding anything in this Section 5.18 to the contrary, except in the case of a Property Sale, a Lawrenceburg Investment Offer need not be made in any year in which the Lawrenceburg Investment Offer Amount (together with any L-awrenceburg Investment Offer Amount which was not previously subject to a Lawrenceburg Investment Offer based on this para-graph) is less than $10,000,000; PROVIDED that in such event, such Lawrenceburg Investment Offer Amount shall be aggregated with subsequent years' Lawrenceburg Investment Offer Amounts for purposes of this Section 5.18. In no event shall the Company be required to make Lawrenceburg Investment Offers in an aggregate amount in excess of the Lawrenceburg Investment, except in the case of a Property Sale.

               (b) Not later than 15 Business Days after any Lawrenceburg Investment Event the Company shall commence a Law-renceburg Investment Offer to the Holders to purchase, on a pro rata basis, for cash Securities having a principal amount equal to the Lawrenceburg Investment Offer Amount, at the Lawrenceburg Investment Offer Price. Notice of a Lawrenceburg Investment Offer shall be sent on or prior to the commencement of any Lawrenceburg Investment Offer, by first-class mail, by the Compa-ny to each Holder at its registered address, with a copy to the Trustee. The Lawrenceburg Investment Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Lawrenceburg Investment Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of a Lawrenceburg Investment Offer, shall state:

                       (1)  that the Lawrenceburg Invest-
     ment Offer is being made pursuant to such notice and this Section 5.18;

                       (2)  the Lawrenceburg Investment
     Offer Amount, the Lawrenceburg Investment Offer Price
     (including the amount of accrued but unpaid interest

     (and Liquidated Damages, if any)) and the Lawrenceburg
     Investment Purchase Date;

                       (3)  that any Security or portion
     thereof not tendered or accepted for payment will con-tinue to accrue interest if interest is then accruing;

                       (4)  that, unless the Company de-
     faults in depositing cash with the Paying Agent (which may not for purposes of this Section 5.18, notwith-standing anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accor-dance with the last paragraph of this subsection (b), any Security, or portion thereof, accepted for payment pursuant to the Lawrenceburg Investment Offer shall cease to accrue interest after the Lawrenceburg Invest-ment Purchase Date;

                       (5)  that Holders electing to have a
     Security, or portion thereof, purchased pursuant to a Lawrenceburg Investment Offer will be required to sur-render their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 5.18, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

                       (6)  that Holders will be entitled
     to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Lawrenceburg Investment Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                       (7)  that if Securities in a prin-
     cipal amount in excess of the principal amount of Securities to be acquired pursuant to the Lawrenceburg Investment Offer are tendered and not withdrawn, the Company shall purchase Securities on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be ac-quired);

                       (8)  that Holders whose Securities
     were purchased only in part will be issued new Securi-ties equal in principal amount to the unpurchased portion of the Securities surrendered; and

                       (9)  the circumstances and relevant
     facts regarding such Lawrenceburg Investment Event.

          Any such Lawrenceburg Investment Offer shall comply with all applicable provisions of Federal and state laws, includ-ing those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before a Lawrenceburg Investment Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Lawrenceburg Investment Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Lawrenceburg Investment Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Lawrenceburg Investment Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

               (c) If the amount required to acquire all Securi-ties tendered by Holders pursuant to a Lawrenceburg Investment Offer (the "Lawrenceburg Investment Acceptance Amount") shall be less than the Lawrenceburg Investment Offer Amount for such Lawrenceburg Investment Offer, the excess of such Lawrenceburg Investment Offer Amount over the Lawrenceburg Investment Accep-tance Amount may be used by the Company for general corporate purposes; PROVIDED that, as reinvested, the assets acquired shall become Collateral.

               (d) As long as The Indiana Gaming Company serves as general partner of Indiana Gaming L.P., Indiana Gaming L.P. will not engage in a sale of all or substantially all its assets, by way of merger, consolidation or otherwise (a "Property Sale") unless (i) at least 85% of the consideration received consists of cash, (ii) the Board of Directors of the Company determines in good faith that Indiana Gaming L.P. receives fair market value therefor, (iii) the Board of Directors of the Company receives a favorable written opinion as to the fairness of the transaction to Indiana Gaming L.P. from a financial point of view issued by an investment bank of nationally recognized standing and (iv) the Company's pro rata share of the Net Cash Proceeds, less the pro rata portion of such amount distributed to any lender, or trustee or agent for such lender, holding indebtedness secured by the Collateral on a PARI PASSU basis as permitted by subsection (b) of Section 5.11, are distributed to the Company and held by the Trustee in the Net Cash Proceeds Account in Permitted Investments pending application in accordance with this Section 5.18.

               (e)  The Company may make additional Lawrenceburg
Investment Offers within any twelve-month period that substan-tially comply with the terms of this Section 5.18.

          Section 19  REPURCHASE OF NOTES ON LOSS OF MATERIAL
CASINO.

               (a) In the event of the loss of the legal right to operate a Material Casino, which Material Casino represented more than 10% of the Consolidated EBITDA of the Company for and as of the end of the Reference Period immediately preceding such loss, and such loss continues for more than 90 days (such event, a "License Loss"), the Company shall, on a date (the "License Loss Purchase Date") that is no later than 40 Business Days after such ninetieth day, apply an amount (the "License Loss Offer Amount") equal to four times the contribution of such Material Casino to such Consolidated EBITDA during the Reference Period to the repurchase of Notes having a principal amount equal to the License Loss Offer Amount in accordance with an irrevocable, unconditional cash offer (the "License Loss Offer") to purchase Notes at a purchase price of 101% of the principal amount, plus accrued interest (and Liquidated Damages, if any) to the License Loss Purchase Date (the "License Loss Offer Price"). The Company need not make a License Loss Offer if, giving effect to the License Loss on a PRO FORMA basis, the Company's Consolidated Coverage Ratio would be at least 2.25 to 1.

               (b) Not later than 15 Business Days after any License Loss the Company shall commence a License Loss Offer to the Holders to purchase, on a PRO RATA basis, for cash Securities having a principal amount equal to the License Loss Offer Amount, at the License Loss Offer Price. Notice of a License Loss Offer shall be sent on or prior to the commencement of any License Loss Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The License Loss Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the License Loss Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of a License Loss Offer, shall state:

                       (1)  that the License Loss Offer is
     being made pursuant to such notice and this Section
     5.19;

                       (2)  the License Loss Offer Amount,
     the License Loss Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the License Loss Purchase Date;

                       (3)  that any Security or portion
     thereof not tendered or accepted for payment will con-tinue to accrue interest if interest is then accruing;

                       (4)  that, unless the Company de-
     faults in depositing cash with the Paying Agent (which may not for purposes of this Section 5.19, notwith-standing anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accor-dance with the last paragraph of this subsection (b), any Security, or portion thereof, accepted for payment pursuant to the License Loss Offer shall cease to accrue interest after the License Loss Purchase Date;

                       (5)  that Holders electing to have a
     Security, or portion thereof, purchased pursuant to a License Loss Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security complet-ed, to the Paying Agent (which may not for purposes of this Section 5.19, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

                       (6)  that Holders will be entitled
     to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the License Loss Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a fac-simile signature and stating that such Holder is with-drawing his election to have such principal amount of Securities purchased;

                       (7)  that if Securities in a prin-
     cipal amount in excess of the License Loss Offer Amount are tendered and not withdrawn, the Company shall pur-chase Securities on a PRO RATA basis (with such adjust-ments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                       (8)  that Holders whose Securities
     were purchased only in part will be issued new Securi-ties equal in principal amount to the unpurchased portion of the Securities surrendered; and

                       (9)  the circumstances and relevant
     facts regarding such License Loss.

          Any such License Loss Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before a License Loss Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the License Loss Offer (on a pro RATA basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the License Loss Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securi-ties or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securi-ties so accepted payment in an amount equal to the License Loss Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder there-of.

          Section 20  LIMITATION ON ACTIVITIES OF THE INDIANA
GAMING COMPANY AND INDIANA GAMING L.P.

               (a) The Indiana Gaming Company shall not conduct any business whatsoever other than (i) investing in and serving as general partner of Indiana Gaming Company L.P., including executing agreements on behalf of Indiana Gaming L.P., (ii) if removed as general partner of Indiana Gaming L.P. pursuant to the terms of such partnership's partnership agreement, serving as a limited partner thereof and (iii) complying with its obligations under this Indenture and the Notes and acting as a Guarantor of the Notes. The Indiana Gaming Company shall not transfer any of its interest in Indiana Gaming L.P. to the Company or any of its Subsidiaries, unless such Subsidiary is a direct wholly owned Subsidiary of the Company and is bound by this provision and all other provisions of the Indenture and the Notes specifically relating to The Indiana Gaming Company.

               (b) As long as The Indiana Gaming Company is the general partner of Indiana Gaming L.P., the Company will not permit Indiana Gaming L.P. to incur any Indebtedness other than Indebtedness under the terms of which (a) no recourse shall be had against any other person (other than The Indiana Gaming Company solely in its capacity as general partner of Indiana Gaming L.P.) for the payment of the principal of or interest or premium on such Indebtedness or for any claim based on such Indebtedness and (b) no restrictions of the type prohibited by
Section 5.12 shall be permitted. As long as the Indiana Gaming Company is the general partner of Indiana Gaming L.P., the Company will not permit Indiana Gaming L.P. to amend the provi-sion of its partnership agreement dealing with distributions in a manner which is adverse to the Holders or the provision with respect to partnership purpose, which is limited to the operation of the Lawrenceburg Casino.

          Section 21  LIMITATION ON LINES OF BUSINESS.

          Neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business, including, in the case of an Acquisition, immediately upon such Acquisition.

          Section 22  LIMITATION ON STATUS AS INVESTMENT COMPANY.

          None of the Company, any Guarantor or any of their respective Subsidiaries shall become required to be registered as an "investment company" (as that term is defined in the Invest-ment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          Section 23  FUTURE SUBSIDIARY GUARANTORS.

          The Company and the Guarantors covenant and agree that they shall cause each person that becomes a Subsidiary of the Company or any Guarantor to execute a Guarantee in the form of EXHIBIT B hereto and shall cause such Subsidiary to enter into a supplemental indenture for the purpose of jointly and severally guaranteeing, on a senior basis, the Company's obligations to pay principal, premium and interest (and Liquidated Damages, if any) on the Notes, and the capital stock of such Subsidiary owned by the Company or any Guarantors shall be pledged, pursuant to an agreement substantially in the form of the Parent Pledge Agree-ment or Subsidiary Pledge Agreement attached hereto as EXHIBIT D or EXHIBIT E, respectively, in favor of the Trustee for the benefit of the Holders, and, if any assets of such Subsidiary are acquired with Collateral or the proceeds of Collateral, or from distributions from Indiana Gaming L.P. (other than in the nature of management fees, interest or preferred dividends) up to the amount of the Lawrenceburg Investment Return, all assets shall be


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

pledged under a Deed of Trust, Subsidiary Security Agreement and Ship Mortgage, as applicable, substantially in the forms attached hereto as EXHIBIT C-1, EXHIBIT F and EXHIBIT H, respectively.

          Section 24  RULE 144A INFORMATION REQUIREMENT.

          The Company shall furnish to the Holders of the Secu-rities and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 1-44A(d)(4) under the Securities Act until such time as the Company either concludes an offer to exchange the Series B Notes for the Original Notes or a registration statement relating to resales of the Securities has become effective under the Securities Act.
The Company shall also furnish such information during the pendency of any suspension of effectiveness of the resale regis-tration statement.


                            ARTICLE VI

                      SUCCESSOR CORPORATION

          Section 1  LIMITATION ON MERGER, SALE OR CONSOLIDATION.

          Neither the Company nor any of the Guarantors (to the extent not permitted by the sale provisions set forth in Article
XIII) will directly or indirectly consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

                       (1)  either (a) in the case of a
     merger or consolidation, the Company or such Guarantor, as the case may be, is the continuing entity or (b) the resulting, surviving or transferee entity is a corpora-tion organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obliga-tions of the Company or such Guarantor, as applicable, in connection with the Notes and the Indenture;

                       (2)  no Default or Event of Default
     shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction;

                       (3)  immediately after giving effect
     to such transaction, on a PRO FORMA basis, the Consoli-dated Net Worth of the consolidated surviving or trans-feree entity is at least equal to the Consolidated Net

     Worth of the Company or the Guarantor, as applicable, immediately prior to such transaction;

                       (4)  other than in the case of a
     transaction solely between the Company and a wholly owned Guarantor or solely between wholly owned Guaran-tors, immediately after giving effect to such transac-tion, on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity would immediately there-after be permitted to incur at least $1.00 of addition-al Indebtedness pursuant to subsection (a) of Section 5.11;

                       (5)  such transaction will not
     result in the loss of any material Gaming License; and

                       (6)  the Company has delivered to
     the Trustee an Officers' Certificate stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided relating to such transaction have been satisfied.

          For purposes of the first sentence of this Section 6.1, the sale, lease or conveyance of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Guarantor, which properties and assets, if held by the Company or a Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be.

          Section 2  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Company or such Guaran-tor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Indenture and the Notes with the same effect as if such successor corporation had been named therein as the Company or such Guarantor, as the case may be, and, except in the case of a lease, the Company or such Guarantor, as the case may be, will be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.


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



                           ARTICLE VII

                  EVENTS OF DEFAULT AND REMEDIES

          Section 1  EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involun-tarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                       (1)  the failure by the Company to
     pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when due and payable and the continuance of any such failure for 30 days;

                       (2)  the failure by the Company to
     pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to make a required redemption or pay any Offer to Purchase Price, or otherwise;

                       (3)  except as otherwise provided
     herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the contin-uance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                       (4)  a decree, judgment, or order by
     a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or such Significant Subsidiary under any bank-ruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of compe-tent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or such Significant Subsid-iary, or of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree,


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

     judgment, or order shall have remained in force undis-charged and unstayed for a period of 60 days;

                       (5)  the Company or any of its
     Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent or fail generally to pay its debts as they become due;

                       (6)  a default in the payment of
     principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any Indebtedness of the Company or one or more of the Guar-antors with an aggregate principal amount in excess of $5,000,000;

                       (7)  final unsatisfied judgments not
     covered by insurance aggregating in excess of $-
     5,000,000, at any one time rendered against the Company or one or more of its Subsidiaries and not stayed, bonded or discharged within 45 days;

                       (8)  an event of default specified
     in the Security Documents, not cured within the appli-cable grace period; or

                       (9)  a default in the payment of
     principal, premium or interest on the Convertible Notes at the final maturity on June 1, 2001, regardless of any consent or waiver to such nonpayment given by any holder thereof.

          If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.


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


          Section 2  ACCELERATION OF MATURITY DATE; RESCISSION
AND ANNULMENT.

          If an Event of Default (other than an Event of Default specified in Section 7.1(4) or (5)) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less then 25% in aggregate princi-pal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (and premium, if applicable), determined as set forth below, together with accrued interest (and Liquidated Damages, if any) thereon, to be due and payable immediately. If an Event of Default specified in Section 7.1(4) or (5) occurs, all principal of, premium applicable to, and accrued interest (and Liquidated Damages, if any) on, the Securities shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

          At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provid-ed in this Article VII, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, an Event of Default or an event which with notice or lapse of time or both would become an Event of Default if:

                       (1)  the Company has paid or depos-
     ited with the Trustee a sum sufficient to pay

                              (A)  all overdue interest
          (and Liquidated Damages, if any) on all Secu-rities,

                              (B)  the principal of
          (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                              (C)  to the extent that
          payment of such interest is lawful, interest upon overdue interest (and Liquidated Damag-es, if any) at the rate borne by the Securi-ties,

                              (D)  all sums paid or
          advanced by the Trustee hereunder and the compensation, expenses, disbursements and


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

          advances of the Trustee, its agents and coun-sel, and


                       (2)  all Events of Default, other
     than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.12.

Notwithstanding the previous sentence of this Section 7.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modi-fied or amended (i) without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or event or (ii) without the consent of Holders of a supermajority in aggregate principal amount of then outstanding Securities, unless such Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          Section 3  COLLECTION OF INDEBTEDNESS AND SUITS FOR
ENFORCEMENT BY TRUSTEE.

          The Company covenants that if an Event of Default in payment of principal, premium, or interest (and Liquidated Damages, if any) specified in Section 7.1(1) or (2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 4  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolven-cy, liquidation, bankruptcy, reorganization, arrangement, adjust-ment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declara-tion or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                    (i)  to file and prove a claim for the
     whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advis-able in order to have the claims of the Trustee (in-cluding any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                    (ii)  to collect and receive any moneys
     or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trust-ee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,


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

adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSES-
SION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceed-ing instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 6  PRIORITIES.

          Any money collected by the Trustee pursuant to this
Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest (and Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the Trustee in payment of all amounts due pursuant to Section 8.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), respectively; and

          THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

          Section 7  LIMITATION ON SUITS.

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless


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

                              (A)  such Holder has
          previously given written notice to the Trust-ee of a continuing Event of Default;

                              (B)  the Holders of not
          less than 25% in principal amount of then outstanding Securities shall have made writ-ten request to the Trustee to institute pro-ceedings in respect of such Event of Default in its own name as Trustee hereunder;

                              (C)  such Holder or Hold-
          ers have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compli-ance with such request;

                              (D)  the Trustee for 60
          days after its receipt of such notice, re-quest and offer of indemnity has failed to institute any such proceeding; and

                              (E)  no direction incon-
          sistent with such written request has been given to the Trustee during such 60-day peri-od by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          Section 8  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is abso-lute and unconditional, to receive payment of the principal of, and premium (if any) and interest (and Liquidated Damages, if any) on, such Security on the Maturity Dates or Interest Payment Dates, as applicable, of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the Redemption Date; in the case of a Change of Control, the Change of Control Purchase Price, on the Change of Control Purchase Date; in the case of an Asset Sale, the Asset Sale Offer Price on the Asset Sale Purchase Date; in the case of a License Loss, the

License Loss Offer Price on the License Loss Purchase Date; in the case of a Lawrenceburg Sale, the Lawrenceburg Sale Offer Price on the Lawrenceburg Sale Purchase Date; in the case of a Project Delay Event, the Project Delay Offer Price on the Project Delay Purchase Date; and in the case of a Lawrenceburg Investment Offer, the Lawrenceburg Investment Offer Price on the L-awrenceburg Investment Purchase Date; and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 9  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employ-ment of any other appropriate right or remedy.

          Section 10  Delay or Omission Not Waiver.

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default.
Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 11  Control by Holders.

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED, that

                       (1)  such direction shall not be in
     conflict with any rule of law or with this Indenture,

                       (2)  the Trustee shall not determine
     that the action so directed would be unjustly prejudi-cial to the Holders not taking part in such direction, and

                       (3)  the Trustee may take any other
     action deemed proper by the Trustee which is not incon-sistent with such direction.

          Section 12  WAIVER OF PAST DEFAULT.

          Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of the out-standing Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                              (A)  in the payment of
          the principal of, premium, if any, or inter-est (and Liquidated Damages, if any) on, any Security as specified in clauses (1) and (2) of Section 7.1,

                              (B)  in respect of a
          covenant or provision hereof which, under
          Article X, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, or

                              (C)  in respect of a
          covenant or provision hereof which, under
          Article X, cannot be modified or amended without the consent of Holders of a s-upermajority in aggregate principal amount of the then outstanding Securities, in which case such waiver shall require the consent of such Holders.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          Section 13  UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest (and Liquidated Damages, if any) on, any Security on or after the Maturity Date of such Security.

          Section 14  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any pro-ceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                           ARTICLE VIII

                             TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          Section 1  DUTIES OF TRUSTEE.

               (a)  If a Default or an Event of Default has
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of a Default or an Event of Default:

                       (1)  The Trustee need perform only
     those duties as are specifically set forth in this Indenture and no others, and no covenants or obliga-tions shall be implied in or read into this Indenture which are adverse to the Trustee.

                       (2)  In the absence of bad faith on
     its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opin-ions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to deter-mine whether or not they conform to the requirements of this Indenture.

                       (i)  The Trustee may not be relieved
          from liability for its own grossly negligent ac-tion, its own grossly negligent failure to act, or its own willful misconduct, except that:

                       (ii)  This paragraph does not limit
          the effect of subsection (b) of this Section 8.1.

                       (3)  The Trustee shall comply with
     any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any pro-ceeding related to such application; provided, however, that in the event the Trustee in its reasonable judg-ment determines that complying with such order or directive would subject it or its officers or directors to unreasonable or onerous requirements, the Trustee may, at its option, resign as Trustee in lieu of com-plying with such order or directive; and provided, further, that no resignation shall become effective until a successor Trustee is appointed and delivers a written acceptance in accordance with Section 8.8 hereof.

                       (4)  The Trustee shall not be liable
     for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

                       (5)  The Trustee shall not be liable
     with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.12.

               (c) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reason-ably assured to it.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b),
(c) and (d) of this Section 8.1.

               (e) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 2  RIGHTS OF TRUSTEE.

          Subject to Section 8.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negli-gence of any agent appointed with due care.

               (d)  The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Inden-ture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemni-ty against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g)  Except with respect to Section 5.1, the
Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 7.1(1), 7.1(2) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          Section 3  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their respective Subsid-iaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections
8.10 and 8.11.

          Section 4  TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or as to the creation, perfection, priority or continuation of perfection of any lien or security interest and it shall not be accountable for the Company's use of the proceeds from the Securities following the release of such proceeds from the Net Cash Proceeds Account in accordance with the terms of this Indenture, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          Section 5  NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest (and Liquidated Damages, if any) on, any Security (in-cluding the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date, the Asset Sale Offer Price on the Asset Sale Purchase Date, the License Loss Offer Price on the License Loss Purchase Date, the Lawrenceburg Sale Offer Price on the L-awrenceburg Sale Purchase Date, the Project Delay Offer Price on the Project Delay Purchase Date and the Lawrenceburg Investment Offer Price on the Lawrenceburg Investment Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          Section 6  REPORTS BY TRUSTEE TO HOLDERS.

          If required by law, within 60 days after each March 1 beginning with the March 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 1 that complies with TIA -section- 313(a). If re-quired by law, the Trustee also shall comply with TIA -section--section- 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          Section 7  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compen-sation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company shall indemnify the Trustee (in its capaci-ty as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compen-sation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without gross negligence or bad faith on its part, arising out of or in connec-tion with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemni-ty. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this
Section 8.7, the Trustee shall have a lien prior to the Securi-ties on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest (and Liquidated Damages, if any) on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 8.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obliga-tions pursuant to Article IX of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          Section 8  REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                       (1)  the Trustee fails to comply
     with Section 8.1(d) or 8.10;

                       (2)  the Trustee is adjudged bank-
     rupt or insolvent;

                       (3)  a receiver, Custodian, or other
     public officer takes charge of the Trustee or its property; or

                       (4)  the Trustee becomes incapable
     of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 8.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A succes-sor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

          Section 9  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          Section 10  ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA
- -section- 310(a)(1) and TIA -section- 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA -section- 310(b).

          Section 11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST
COMPANY.

          The Trustee shall comply with TIA -section- 311(a), excluding any creditor relationship listed in TIA -section- 311(b). A Trustee who has resigned or been removed shall be subject to TIA -section- 311(a) to the extent indicated.


                            ARTICLE IX

             LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 1  OPTION TO EFFECT LEGAL DEFEASANCE OR COVE-
NANT DEFEASANCE.

          The Company may, at its option at any time, elect to have Section 9.2 or Section 9.3 applied to all outstanding
Securities upon compliance with the conditions set forth below in this Article IX.

          Section 2  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
9.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest (and Liquidat-ed Damages, if any) on such Securities when such payments are due, (b) the Company's obligations with respect to such Securi-ties under Sections 2.4, 2.6, 2.7, 2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article IX. Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.2 notwith-standing the prior exercise of its option under Section 9.3 with respect to the Securities.

          Section 3  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.3, the Company shall be re-leased from its obligations under the covenants contained in

Sections 5.3, 5.6, 5.7, 5.8, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15,
5.16, 5.17, 5.18, 5.19, 5.20, 5.21, 5.22 5.23 and 5.24 and Arti-
cle VI with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinaf-ter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the conse-quences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any refer-ence in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.3, Sections 7.1(3) through 7.1(8) shall not constitute Events of Default.

          Section 4  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the applica-tion of either Section 9.2 or Section 9.3 to the outstanding
Securities:

               (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in re-spect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recog-nized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (i) the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest (and Liquidated Damages, if any); PROVIDED that the Trustee shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities.

               (b) In the case of an election under Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

               (c) In the case of an election under Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 7.1(4) or 7.1(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantors, or any of their Subsidiaries is a party or by which either of the Issuers is bound;

               (f)  In the case of an election under either
Section 9.2 or 9.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 9.2 or 9.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeat-ing, hindering, delaying or defrauding creditors of the Company or others;

               (g)  The Company shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that the conditions precedent provid-ed for, in the case of the Officers' Certificate, in subsections
(a) through (d) of this Section 9.4 and, in the case of the Opinion of Counsel, subsections (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section 9.4 have been complied with as contemplated by this
Section 9.4; and

               (h) (i) The Security Documents shall not be dis-charged as a result of such irrevocable deposit under Section 9.4 unless the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, to the effect that (i) the Company has authorization to establish such irrevocable trust in favor of the Trustee for the benefit of the Holders under appli-cable law and the action in establishing the irrevocable trust has been duly and properly authorized by the Company and such authorization has not been revoked, (ii) to their knowledge, the Trustee is an independent trustee with respect to the irrevocable trust, (iii) a valid trust is created at the time of such irrevo-cable deposit and (iv) the Holders of the Securities will have the sole beneficial ownership interest under applicable law in the money so deposited in such trust. The Opinion of Counsel so referred to in this paragraph may contain a qualification that in the event that a court of competent jurisdiction were to deter-mine that the trust funds remained owned by the Company after such deposit, the Holders of the Securities will have a non-avoidable first-priority perfected security interest under applicable law in the money so deposited (for the limited purpose of the Opinion of Counsel referred to in this paragraph, such opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized ap-praisal firm, dated as of the date of the deposit and taking into account such deposit, or a customary alternative certificate reasonably acceptable to the Trustee, are accurate, provided that such solvency letter or certificate is also addressed and deliv-ered to the Trustee).

          (ii) It is the intention of the parties hereto that a valid trust for the benefit of the Holders of the Securities be created at the time that the Company makes the deposit pursuant to Section 9.4. The security interest in such deposit that is granted herein to the Trustee for the benefit of the Holders of the Securities is intended solely as protection for the Holders of the Securities in the event that a court of competent juris-diction were to determine either that (i) such trust had not been validly created or (ii) such trust is not enforceable. The Company hereby grants to the Trustee for the benefit of the Holders a security interest in all money, funds, investments or other property deposited with the Trustee pursuant to Section 1302 hereof to secure the Indenture Obligations.

          (iii) The Company shall take any and all acts necessary to create, perfect and maintain, in favor of the Holders of the Securities, a first-priority security interest in the money and U.S. Government obligations so deposited and shall take any other action and execute and deliver any other documents that may be necessary or that may reasonably be requested by the Trustee to effectuate or evidence such security interest, and shall do all of the above at such appropriate time so that such security interest shall attach to the deposit at the time such deposit is made and shall at all times be perfected.

          (iv) Notwithstanding the foregoing, prior to the end of the 91-day period following the irrevocable deposit referred to above, the Lien of the Security Documents shall not be discharged, unless and until the Company shall have delivered to the trustee an appraisal as of a date no more than 60 days prior to the date of such irrevocable deposit reflecting the appraised fair market value of the Collateral in an amount not less than 120% of the amount of such irrevocable deposit and an Opinion of Counsel, subject to customary exclusions and exceptions, to the effect that based on such appraisal, the irrevocable deposit will not be subject to avoidance as a preferential transfer under 11 U.S.C. -section- 547, as it may be amended from time to time.

          Section 5  DEPOSITED CASH AND U.S. GOVERNMENT OBLIGA-
TIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 9.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

          Anything in this Article IX to the contrary notwith-standing, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 9.4 which, in the opinion of a nationally recognized firm of indepen-dent public accountants expressed in a written certification thereto delivered to the Trustee (which may be the opinion delivered under Section 9.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 6  REPAYMENT TO ISSUERS.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest (and Liquidated Damages, if any) has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money re-mains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remain-ing will be repaid to the Company.

          Section 7  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section
9.2 or 9.3, as the case may be, by reason of any order or judg-ment of any court or governmental authority enjoining, restrain-ing or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be re-vived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section
9.2 and 9.3, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security follow-ing the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash held by the Trustee or Paying Agent.

          Section 8  TERMINATION OF OBLIGATIONS UPON CANCELLATION
OF THE SECURITIES.

          In addition to the Company's rights under Sections 9.2 and 9.3, the Company and the Guarantors may terminate all of their obligations under this Indenture (subject to Section 9.7) when:

                       (1)  all Securities theretofore
     authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

                       (2)  the Company or a Guarantor has
     paid or caused to be paid all sums payable hereunder by the Company; and

                       (3)  the Company has delivered to
     the Trustee an Officers' Certificate and an Opinion of Counsel (not in-house counsel to the Company or any of its Subsidiaries), each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, any Guarantor or any of their Subsidiaries is a party or by which it or their proper-ty is bound.


                            ARTICLE X

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 1  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
HOLDERS.

          Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supple-ment the Security Documents, in form satisfactory to the Trustee, for any of the following purposes:

                       (1)  to cure any ambiguity, defect,
     or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                       (2)  to add to the covenants of the
     Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; PROVIDED, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                       (3)  to provide for additional
     collateral for or additional Guarantors of the Securi-ties;

                       (4)  to provide for uncertificated
     Securities in addition to or in place of certificated
     Securities and to provide for the issuance and authen-tication of Series B Notes in exchange for Original
     Notes in compliance with this Indenture and the Regis-tration Rights Agreement;

                       (5)  to evidence the succession of
     another person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article VI; or

                       (6)  to comply with the TIA.

          Section 2  AMENDMENTS, SUPPLEMENTAL INDENTURES AND
WAIVERS WITH CONSENT OF HOLDERS.

          Subject to Section 7.8 and the last sentence of this paragraph, with the consent of the Holders of a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement the Security Documents, this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Security Documents, this Indenture or the Securities or of modifying in any manner the rights of the Holders under the Security Documents, this Indenture or the Securities. Subject to Section 7.8 and the last sentence of this paragraph, the Holder or Holders of a majority, in principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of the Security Documents, this Indenture or the Securities. Notwithstanding the foregoing provisions of this Section 10.2, without the consent of the Holders of at least 66 2/3% of the aggregate principal amount of outstanding Securities, no such amendment, supplemental indenture or waiver shall change any provision of Article IV,
Article XII, Article XIII, Section 5.14, Section 5.15, Section 5.16, Section 5.17, Section 5.18, or Section 5.19, without the consent of the Holders of at least 85% of the aggregate principal amount of outstanding Securities, no such amendment, supplemental indenture or waiver shall release or grant additional liens on the Collateral, except as otherwise specifically provided herein, and without the consent of the Holder of each outstanding Securi-ty affected thereby, no such amendment, supplemental indenture or waiver shall:

                       (1)  change the percentage of prin-
     cipal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                       (2)  reduce the rate or extend the
     time for payment of interest (and Liquidated Damages, if any) on any Security;

                       (3)  reduce the principal amount of
     any Security, or reduce any Offer to Purchase Price;

                       (4)  change the Stated Maturity of
     any Security;

                       (5)  alter the redemption provisions
     of Article III in a manner adverse to any Holder;

                       (6)  make any changes in the provi-
     sions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to in-crease any percentage of Securities required to consent to a waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest (and Liquidated Damages, if any) on, or redemption payment with respect to, any Security;

                       (7)  make any changes in Section
     7.4, 7.7 or this third sentence of this Section 10.2;

                       (8)  make the principal of, or the
     interest (and Liquidated Damages, if any) on, any Secu-rity payable with anything or at anywhere other than as provided for in this Indenture and the Securities as in effect on the date hereof; or

                       (9)  make the Securities or Guaran-
     tees subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be suffi-cient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          After an amendment, supplement or waiver under this
Section 10.2 or 10.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supple-ment or waiver, or to all Holders, consideration for such H-older's consent to such amendment, supplement or waiver.

          Section 3  COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          Section 4  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.


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


          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          Section 5  NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supple-ment or waiver.

          Section 6  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X, PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article X is authorized or permitted by this Indenture.


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

                            ARTICLE XI

                   MEETINGS OF SECURITYHOLDERS

          Section 1  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

          A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article
XI for any of the following purposes:

               (a)  to give any notice to the Company, any
Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VII;

               (b)  to remove the Trustee or appoint a successor
Trustee pursuant to the provisions of Article VIII;

               (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 10.2; or

               (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or
(ii) which the Trustee deems necessary or appropriate in connec-tion with the administration of this Indenture.

          Section 2  MANNER OF CALLING MEETINGS.

          The Trustee may at any time call a meeting of S-ecurityholders to take any action specified in Section 11.1, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guaran-tors and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting. The Company shall pay the costs and expenses of preparing and mailing such notice.

          Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

          Section 3  CALL OF MEETINGS BY COMPANY OR HOLDERS.

          In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 11.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

          Section 4  WHO MAY ATTEND AND VOTE AT MEETINGS.

          To be entitled to vote at any meeting of S-ecurityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantors and their counsel.

          Section 5  REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT
OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appoint-ment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 11.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a perma-nent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securi-ties held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Securi-ties challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 11.2 or Section 11.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities repre-sented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

          Section 6  VOTING AT THE MEETING AND RECORD TO BE KEPT.

          The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in
Section 11.2 or published as provided in Section 11.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 7  EXERCISE OF RIGHTS OF TRUSTEE OR
SECURITYHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

          Nothing contained in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.


                           ARTICLE XII

                   RIGHT TO REQUIRE REPURCHASE

          Section 1  REPURCHASE OF SECURITIES AT OPTION OF THE
HOLDER UPON CHANGE OF CONTROL.

               (a) In the event that a Change of Control occurs, each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such H-older's Notes (provided, that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on the date that is no later than 45 Business Days after the occur-rence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued but unpaid interest (and Liquidated Damages), if any, to and includ-ing the Change of Control Purchase Date.

               (b) In the event that, pursuant to this Section 12.1, the Company shall be required to commence an offer to purchase Notes (a "Change of Control Offer"), the Company shall follow the procedures set forth in this Section 12.1 as follows:

                       (1)  the Change of Control Offer
     shall commence within 20 Business Days following the Change of Control;

                       (2)  the Change of Control Offer
     shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law;

                       (3)  within 5 Business Days follow-
     ing the expiration of a Change of Control Offer, the Company shall purchase all of the tendered Securities at the Change of Control Purchase Price, plus accrued interest (and Liquidated Damages, if any);

                       (4)  if the Change of Control Pur-
     chase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest (and Liquidated Damages, if any) will be paid to the Person in whose name a Securi-ty is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                       (5)  the Company shall use its best
     efforts to provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

                       (6)  on or before the commencement
     of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                       (i)  that the Change of Control
          Offer is being made pursuant to this Section 12.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                       (ii)  the Change of Control Purchase
          Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;

                       (iii)  that any Security, or portion
          thereof, not tendered or accepted for payment will continue to accrue interest;

                       (iv)  that, unless the Company de-
          faults in depositing cash with the Paying Agent in accordance with the last paragraph of this subsec-tion (b), or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control

          Offer shall cease to accrue interest after the Change of Control Purchase Date;

                    (v)  that Holders electing to have a
     Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 12.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                    (vi)  that Holders will be entitled to
     withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                    (vii)  a brief description of the events
     resulting in such Change of Control.

          Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer prior to the expiration of the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest (and Liquidated Damages, if any)) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Purchase Date mail to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (plus accrued and unpaid interest (and Liquidated Damages, if any)), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder there-of.


                           ARTICLE XIII

                            GUARANTEE

          Section 1  GUARANTEE.

               (a) In consideration of good and valuable consid-eration, the receipt and sufficiency of which is hereby acknowl-edged, each of the Guarantors hereby irrevocably and uncondition-ally guarantees on a joint and several basis (the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Inden-ture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Offer to Purchase, or otherwise; (x) all other obliga-tions of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obliga-tions, they will be paid in full when due or performed in accor-dance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

               (b) Each Guarantor hereby agrees that its obliga-tions with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of pay-ment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposi-tion of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete perfor-mance of the obligations contained in the Securities and this Indenture.

               (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obliga-tions guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

               (d) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 13.1(a) not constitute a fraudu-lent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its guarantee set forth in Section 13.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this Section 13.1(d), result in the obligations of such Guarantor under such guarantee not constitut-ing such a fraudulent transfer or conveyance.

          Each Guarantor that makes any payment or distribution under Section 13.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata amount of such payment or distribution so long as the exercise of such right does not impair the rights of the Holders under the Guarantees or the Security Documents. For purposes of the foregoing, the "Pro Rata amount" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accor-dance with GAAP.

          Section 2  EXECUTION AND DELIVERY OF GUARANTEE.

          To evidence its Guarantee set forth in Section 13.1, each Guarantor agrees that a notation of such Guarantee substan-tially in the form annexed hereto as Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

          Each Guarantor agrees that its Guarantee set forth in
Section 13.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

          Section 3  CERTAIN BANKRUPTCY EVENTS.

          Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

          Section 4  RELEASE OF GUARANTEE.

          In the event (a) of a sale or other disposition of all or substantially all of the assets of any Guarantor or the sale of a Guarantor, by way of a merger, consolidation or otherwise,
(b) that a Subsidiary is designated an Unrestricted Subsidiary in accordance with Section 1.1 - "Unrestricted Subsidiary", or (c) of a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor or the corporation acquiring the property, as applicable, shall be released and relieved of any obligations under its Guarantee, PROVIDED that (i) immediately after giving effect to such transaction, no Default or Event of


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

Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Company complies with the provisions of Section 5.14.

          Section 5  FUTURE GUARANTORS.

          Upon the acquisition by the Company or any Guarantor of the Capital Stock of any person, if, as a result of such acquisi-tion, such Person becomes a Subsidiary, such Subsidiary shall fully and unconditionally guarantee the obligations of the Company with respect to payment and performance of the Securities and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 13.1; and, within 60 days of the date of such occurrence, such Subsidiary shall execute and deliv-er to the Trustee a supplemental indenture making such Subsidiary a party to this Indenture.


                           ARTICLE XIV

                          MISCELLANEOUS

          Section 1  TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          Section 2  NOTICES.

          Any notices or other communications to the Company, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Guarantor:

               Argosy Gaming Company
               219 Piasa Street
               Alton, Illinois 62002
               Attention:  Chief Financial Officer
               Telephone:  618-474-7805
               Telecopy:   618-474-7420
          with a copy to:

               Winston & Strawn
               35 West Wacker
               Chicago, Illinois 60601
               Attention:  Joseph A. Walsh, Jr.
               Telephone:  312-558-5600
               Telecopy:   312-558-5700

          if to the Trustee:

               First National Bank of Commerce
               210 Baronne Street
               New Orleans, Louisiana  70112
               Attention:  Corporate Trust Department
               Telephone:  504-561-1610
               Telecopy:   504-561-1432

          The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a S-ecurityholder or any defect in it shall not affect its suffi-ciency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 3  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA -section-312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guaran-tors, the Trustee, the Registrar and any other person shall have the protection of TIA -section- 312(c).

          Section 4  CERTIFICATE AND OPINION AS TO CONDITIONS
PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                       (1)  an Officers' Certificate (in
     form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                       (2)  an Opinion of Counsel (in form
     and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 5  STATEMENTS REQUIRED IN CERTIFICATE OR
OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                       (1)  a statement that the person
     making such certificate or opinion has read such cove-nant or condition;

                       (2)  a brief statement as to the
     nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                       (3)  a statement that, in the opin-
     ion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                       (4)  a statement as to whether or
     not, in the opinion of each such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          Section 6  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          Section 7  LEGAL HOLIDAYS.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 8  GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Inden-ture.

          Section 10  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, stockholder or incorpo-rator, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guaran-tors under the Securities or this Indenture. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          Section 11  SUCCESSORS.

          All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their successors.
All agreements of the Trustee in this Indenture shall bind its successor.

          Section 12  DUPLICATE ORIGINALS.

          All parties may sign any number of copies or counter-parts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          Section 13  SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permit-ted by law.

          Section 14  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            SIGNATURE


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                                   ARGOSY GAMING COMPANY


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


Attest:
        ---------------------------


                                   FIRST NATIONAL BANK OF COMMERCE,
                                   as Trustee


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:



GUARANTORS:
           ---------------------------


                                   ALTON GAMING COMPANY


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


                                   THE MISSOURI GAMING COMPANY


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:

                                   THE ST. LOUIS GAMING COMPANY


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


                                   IOWA GAMING COMPANY


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


                                   JAZZ ENTERPRISES, INC.


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:



                                   ARGOSY OF LOUISIANA, INC.


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:



                                   CATFISH QUEEN PARTNERSHIP
                                     in COMMENDAM


                                   By: Jazz Enterprises, Inc.,
                                       its General Partner


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:



                                   THE INDIANA GAMING COMPANY


                                   By:
                                      ---------------------------
                                      Name:
                                      Title: